                                                                   Exhibit 10.5A

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------

     THIS License and Distribution Agreement (this "Agreement") is made and entered as of August 21, 2001 (the "Effective Date") by and between Altiris, Inc. ("Altiris"), a Delaware corporation with its principal offices at 355 South 520 West, Lindon, Utah 84042, and Compaq Computer Corporation ("Compaq"), a Delaware corporation with its principal offices at 20555 SH 249, Houston, Texas 77070-2698, and includes the following attached documents, which are incorporated herein in full by this reference:

     EXHIBIT A "SCHEDULES"
     EXHIBIT B "QUICK SILVER STATEMENT OF WORK (SOW)"
     EXHIBIT C "CO-MARKETING LIST"
     EXHIBIT D "ESCROW AGREEMENT"

     WHEREAS, Compaq manufactures and sells various products, such as computer equipment;

     WHEREAS, Altiris manufactures and distributes software;

     WHEREAS, Compaq and Altiris desire to incorporate Altiris' software into certain Compaq products and product lines, and to have Compaq otherwise distribute Altiris' software;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the parties hereto agree as follows:

     1.   Definitions. In addition to the other terms defined throughout this
          -----------
Agreement, the following terms shall have the meanings set forth below and such definitions shall be applicable to both the singular and plural forms of such terms:

               1.1  "ABG Agreement" means the License and Distribution Agreement
                     -------------
by and between Compaq and Altiris entered into on November 12, 1999.

               1.2  "Affiliate" shall mean, with respect to a referenced person
                     ---------
or entity, such other person or entity that controls, is controlled by, or is under common control with such referenced person or entity. For the purposes of this Agreement, if (i) the entity is a corporation, then "control" shall mean the direct or indirect ownership of securities having 50% or more of the votes for the election of directors of such corporation, and (ii) if the entity is a partnership or other entity, then "control" shall mean the direct or indirect ownership of the right to receive 50% or more of the profits or assets of the partnership or other entity.

______________

     This exhibit is the subject of a Confidential Treatment Application. Confidential information has been omitted and has been filed separately.

               1.3  "Applicable Software" is defined in paragraph 8.  6(e).
                     -------------------

               1.4  "Bundle" and "Pre-install" shall mean either (a) to install
                     ------       -----------
a copy of the Licensed Software on the hard disk or other data storage device of a Compaq Product prior to shipment to the end user, or (b) to deliver the Licensed Software with and directly connected to the sale, delivery, or installation of that Compaq Product, even if via web distribution using licensed key methodology or by including a CD or other diskette with the Compaq Product.

               1.5  "Claim" is defined in paragraph 10.  5(a).
                     -----

               1.6  "Code Complete Software" shall mean software code that
                     ----------------------
includes the specified and agreed-upon features and functions; those features and functions are as set forth in Schedule 1. 2 of Exhibit A and on the Statement of Work, but may be changed upon mutual agreement in writing.

               1.7  "Compaq Brand" shall mean the trademarks, trade names, logos
                     ------------
and designs owned or licensed by Compaq and used to designate products and services that originate from Compaq.

               1.8  "Compaq Development Items" are defined in paragraph 8. 1.
                     ------------------------

               1.9  "Compaq Product" shall mean the Compaq equipment described
                     --------------
on Schedule 1. 3 of Exhibit A, which Schedule may be revised upon both (a) mutual agreement of the parties and (b) at least 60 days notice by Compaq (unless the parties mutually agree to a different time period).

               1.10 "Compaq Software" is defined in paragraph 8. 4.
                     ---------------

               1.11 "Confidential Information" is defined in paragraph 9. 1.
                     ------------------------

               1.12 "Deployment" means setting an Intel Compatible Server to a
                     ----------
known standard software configuration from an out-of-box state, and "redeployment" means setting an Intel Compatible Server to a known standard software configuration from any state.

               1.13 "Disclosing Party" is defined in paragraph 9. 1.
                     ----------------

               1.14 "End User License Agreement" shall mean the terms and
                     --------------------------
conditions governing the use of the Licensed Software provided by Altiris, which terms and conditions must be reasonable and similar to Altiris' standard terms and conditions for licensing its software, as such terms and conditions may be modified by Altiris from time to time consistent with the foregoing.

               1.15 "Escrow Agent" is defined in paragraph 8. 6(a).
                     ------------

               1.16 "Excluded Source Code" is defined in paragraph 8. 6(f).
                     --------------------

               1.17 "Failure to Support" is defined in paragraph 6. 7(a).
                     ------------------

               1.18 "Gold Software" shall mean the final version of software to
                     -------------
be sent to a CD duplicator for mastering.

               1.19 "Initial Deposit" is defined in paragraph 8. 6(a).
                     ---------------

               1.20 "including" shall mean including, without limitation.
                     ---------

               1.21 "Initial Term" is defined in paragraph 11. 1.
                     ------------

               1.22 "Intel Compatible Server" shall mean a computer (1) with a
                     -----------------------
main system microprocessor compatible with Intel's 80386 instruction set or successors thereto; (2) with an operating system generally accepted in the computer industry as an operating system designed for servers, such as, but not limited to: Microsoft Windows 2000, Windows 2002 (i. e., the server version of Windows XP), Microsoft Windows NT, IBM OS/2, Linux, FreeBSD, BSDI UNIX, UnixWare, Solaris, and other variants of UNIX; and (3) marketed as a server or server appliance (i.e., a preconfigured, low-cost, low-maintenance server).

               1.23 [*]

               1.24 "Intellectual Property Rights" shall mean, collectively, all
                     ----------------------------
current and future worldwide patents, patent applications, trade secrets, copyrights, copyright registrations and applications therefore, moral rights, and all other intellectual property rights and proprietary rights (except trademarks, service marks and related rights), whether arising under the laws of the United States of America or any other state, country or jurisdiction.

               1.25 "Internal Training Organization Agreement" is defined in
                     ----------------------------------------
paragraph 5. 2(a)(i).

               1.26 "Joint Product" means the combination of the Bundled or
                     -------------
Pre-installed Licensed Software and a Compaq Product.

               1.27 "Level 1 Support", "Level 2 Support", and "Level 3 Support"
                     ---------------------------------------------------------
are defined in paragraphs 6. 1(a), 6.1(b), and 6.1(c), respectively.

               1.28 "Licensed Distributor" shall mean a third party contracted
                     --------------------
by Compaq or its Affiliates to distribute Compaq Products, including at multiple levels, subject to the restrictions in Section 3. 6(a).

----------

     *This provision is the subject of a Confidential Treatment Request.

               1.29 "Licensed Software" shall mean [* ] the Altiris eXpress
                     -----------------
deployment server software, which consists of the software components listed on
Schedule 1. 2 of Exhibit A (as may be modified as set forth on Schedule 1.2), to the extent the foregoing are for deployment and redeployment of Compaq Products and products similar thereto, and any Updates/Maintenance Releases and New Releases to be provided under this Agreement.

               1.30 "Licensee" is defined in paragraph 3. 5(a).
                     --------

               1.31 "Licensor" is defined in paragraph 3. 5(a).
                     --------

               1.32 "Licensor's Trademarks" is defined in paragraph 3. 5(a).
                     ---------------------

               1.33 "New Releases" shall mean any release that includes any new
                     ------------
enhancement, function or feature to the Licensed Software, in object code form, and which release is: (a) made commercially available by Altiris, either generally or to an Intel -compatible Server OEM, for deployment or redeployment of Compaq Products or products similar thereto, (b) indicated by a change in the digit to the left of the first decimal point (i. e., a change from version x.x.x to y.x.x), or (c) described in the Statement of Work and required to be provided under this Agreement.

               1.34 [*]

               1.35 "Quick Silver [*]" shall mean the version of the Licensed
                     ----------------
Software that is referred to on the Statement of Work as "Quick Silver [*]".

               1.36 "Quick Silver [*]" shall mean the version of the Licensed
                     ----------------
Software that is referred to on the Statement of Work as "Quick Silver [*]".

               1.37 "Quick Silver [*]" shall mean the Licensed Software to be
                     ----------------
integrated with Compaq's Insight Manager (web-based version).

               1.38 "Receiving Party" is defined in paragraph 9. 1.
                     ---------------

               1.39 "Return Date" is defined in paragraph 6. 7(a).
                     -----------

               1.40 "Training Documentation" shall mean materials and
                     ----------------------
documentation as provided by Altiris hereunder written in U. S. English intended for individuals who will train other personnel on the features, use, operation, support and/or maintenance of the Licensed Software.

____________

     *This provision is the subject of a Confidential Treatment Request.

               1.41 "Updates/Maintenance Releases" shall mean a release of the
                     ----------------------------
Licensed Software containing error corrections or updates, in object code form, which is made commercially available by Altiris and indicated by a change in the digit to the right of the first decimal point (e. g., a change from version x.x.x to x.y.x or x.x.x to x.x.y) and any corrections and updates to the associated User Documentation.

               1.42 "User Documentation" shall mean user manuals or other
                     ------------------
documentation, as provided by Altiris hereunder, written in U. S. English intended for users of the applicable Licensed Software.

     2. Development, Delivery, and Acceptance.
        -------------------------------------

               2.1  Development. Altiris shall use reasonable efforts to
                    -----------
complete the development tasks described on the Statement of Work and, where noted, to deliver the deliverables set forth in the Statement of Work, using reasonable efforts to do so in accordance with the delivery, target or expected end dates set forth in the Statement of Work.

               2.2  Delivery and Acceptance. Upon delivery to Compaq of the
                    -----------------------
Licensed Software, and of each New Release or other deliverable specified in the Statement of Work, Compaq may evaluate those deliverables. Compaq shall accept the deliverables unless they materially fail to conform to, or do not substantially comply with, the specifications set forth in the Statement of Work and Schedule 1.2 of Exhibit A. If the deliverables materially fail to conform to, or do not substantially comply with, such specifications, then Compaq shall provide Altiris with a written statement detailing those areas. If Compaq fails to provide such a written statement within three weeks (provided that with respect to acceptance of the Gold Software for Quick Silver [* ], within four weeks) after receipt by Compaq of such deliverables, then the deliverables will be deemed accepted. Upon receipt of Compaq's written statement of non-conformance or failure to substantially comply, Altiris shall use reasonable efforts to correct those areas and re-deliver the deliverables to Compaq within a reasonable time. Altiris shall dedicate additional technical resources to the development effort in order to achieve such corrections. [*]

               2.3  Termination for Failure to Achieve Acceptance.
                    ---------------------------------------------
Notwithstanding the foregoing, if the deliverables are not accepted (including a deemed acceptance) as of ninety (90) days after the originally scheduled delivery date plus the addition of one day for each day that the delivery failure was attributable to Compaq and not Altiris in accordance with this Section (the "Acceptance Period Deadline"), then Compaq may, upon written notice to Altiris at any time within 90 days after the Acceptance Period Deadline, elect to terminate this Agreement (unless during that 90 days the deliverables are accepted). Such termination will be subject to all of the terms and conditions of Section 11.5, except that, as Altiris' sole and exclusive obligation and Compaq's exclusive remedy for Altiris' failure to deliver the Gold Software for Quick Silver [*] that materially conforms to and

____________

     *This provision is the subject of a Confidential Treatment Request.

substantially complies with the specifications set forth in the Statement of Work and Schedule 1.2 of Exhibit A, Compaq will be entitled to receive (for internal use, resale or distribution) without cost, [*] licenses (measured by number of Intel Compatible Servers) of version 5.1 of Altiris eXpress under and otherwise subject to all of the terms of the ABG Agreement, but for deployment or redeployment of Compaq Products. Altiris shall notify Compaq in writing (which writing may include an email if sent to Compaq's Director of Server Deployment Development or the equivalent) within 10 business days of any day in which its efforts to make delivery is delayed due to Compaq and not Altiris, explaining in detail how Compaq's action caused such delay.

     3.   Licenses and Rights.
          -------------------

               3.1  License Grant to Compaq. Subject to the terms and conditions
                    -----------------------
of this Agreement, Altiris grants to Compaq a nonexclusive (subject to Section 4.4), irrevocable (during the term, and subject to Section 11), worldwide license, of Altiris' or Altiris' suppliers' Intellectual Property Rights, (i) to install, use and execute the Licensed Software internally for the purposes of server development and testing, and training, field marketing and sales activities of the Compaq Products, and (ii) to reproduce, have reproduced, Bundle and Pre-install, have Bundled or Pre-installed, display, import, export, market, transmit, and distribute internally and externally by any means now known or developed in the future (including through Licensed Distributors) the Licensed Software, but only Bundled or Pre-installed with a Compaq Product, and
(iii) subject to payment as provided in Section 7.3 (if any), to reproduce, have reproduced, display, import, export, market, perform, and distribute internally and externally by any means now known or developed in the future (including through Licensed Distributors) the Licensed Software for use only with any Compaq Product that was sold prior to the delivery and acceptance by Compaq of the Gold Software for the Quick Silver [*], and (iv) subject to payment as provided in Section 7.3, to reproduce, have reproduced, display, import, export, market, perform, and distribute internally and externally by any means now known or developed in the future (including through Licensed Distributors) the Licensed Software for use only with any Compaq Product. In each case above, the licenses granted are limited to the Licensed Software as released by Altiris.

               3.2  Testing and Demonstration Units. The license grant set forth
                    -------------------------------
in Section 3.1 shall include the right to provide pre-production and production Compaq Products, with which the Licensed Software is Pre-Installed or Bundled, to customers and potential customers for evaluation purposes.

               3.3  User Documentation License. Subject to the obligations of
                    --------------------------
this Agreement, Altiris grants Compaq a non-exclusive, irrevocable (during the term of this Agreement and subject to Section 11), royalty-free, worldwide license to reproduce, import, export and display the User Documentation of the Licensed Software and to distribute the User Documentation with documentation for a Compaq Product. Compaq may incorporate the User Documentation into its documentation for a Compaq Product so long as the User Documentation correctly identifies the

______________________________

     *This provision is the subject of a Confidential Treatment Request.

source and origin of the Licensed Software. Compaq may reformat the contents of the User Documentation as needed to comply with Compaq's format, branding, and documentation policies and may modify the User Documentation with Altiris' prior written consent, not to be unreasonably withheld or delayed; provided that such User Documentation as incorporated shall display all required attributions as set forth in Section 3.6. Altiris reserves the right to approve the inclusion of that content prior to distribution, which approval shall not be unreasonably withheld or delayed. In each case in this Section where Compaq's actions are subject to Altiris' consent, Compaq may assume that such consent has been granted if it does not receive a response within five (5) business days after providing to Altiris written notice that includes a specific discussion or representation of the modification.

               3.4  Training Documentation License. Altiris grants Compaq a
                    ------------------------------
non-exclusive, royalty-free, worldwide license to reproduce, import, export, display, and distribute Training Documentation solely to employees and contractors of Compaq or its Affiliates, for training employees, Licensed Distributors, and contractors of Compaq or its Affiliates who are responsible for supporting and/or maintaining Compaq Products.

               3.5  Trademark Licenses.
                    ------------------

                      (a) Solely for the purposes and subject to the restrictions set forth in Section 4.2, each party ("Licensor") grants to the
                                                    --------
other party ("Licensee") the right to use the trademarks and trade names that
              --------
Licensor may adopt from time to time ("Licensor's Trademarks"), solely to
                                       ---------------------
exercise Licensee's rights/obligations under this Agreement. The actual trademarks used must be those specifically associated with the product or service and agreed by the parties in writing. In addition, Licensee shall fully comply with reasonable guidelines, if any, communicated by Licensor to Licensee concerning the use of Licensor's Trademarks.

                      (b) Except as set forth in Section 3.5(a), nothing contained in this Agreement shall grant or shall be deemed to grant to Licensee any right, title or interest in or to Licensor's Trademarks. At no time during or after the term of this Agreement shall either party challenge or assist others to challenge Licensor's Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party. If Licensee, in the course of exercising its rights hereunder, acquires any goodwill or reputation in any of Licensor's Trademarks, all such goodwill or reputation shall automatically vest in Licensor, when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Licensee, and Licensee agrees to take all such actions necessary to effect such vesting.

               3.6  Obligations.
                    -----------

                      (a) Compaq shall use reasonable efforts to enter into agreements with new Licensed Distributors that include provisions limiting liability, disclaiming warranties, protecting intellectual property and preventing reverse engineering for the Licensed Software, on Altiris' behalf, that are either (a) consistent with Compaq's standard practice, as represented in one of Compaq's standard forms of distribution agreement provided to Altiris contemporaneously with this Agreement

(although the parties acknowledge that such forms are subject to negotiations) or (b) are as protective of Altiris as those in this Agreement. [*]

                      (b) For each copy of Licensed Software distributed hereunder (by Compaq, its Affiliates or Licensed Distributors) Compaq shall deliver or cause to be delivered or executed the End User License Agreement (which is provided by Altiris in accordance with this Agreement) in its then-current form (except as provided under Section 3.6(g)) in a manner that is consistent with a standard delivery or execution requirement of Compaq for its own software.

                      (c) Compaq shall not make any representations, warranties, or covenants binding Altiris except those specifically included in and set forth in the End User License Agreement, which run directly between Altiris and the end user. Compaq shall limit its representations, warranties, and/or covenants relating to the Licensed Software to those contained in the applicable End User License Agreement.

                      (d) [*]

                      (e) Altiris' failure to comply with any representations, warranties or covenants included in and set forth in the End User License Agreement that has been properly made available under Section 3.6(b) or Section 3.6(c) will be deemed a material breach of this Agreement, for which Compaq can obtain from Altiris (as Compaq's sole and exclusive remedy and Altiris' entire liability for that breach) damages equal to (i) the amounts that Compaq is obligated to pay to a third party pursuant to a final judgment or written settlement that will NOT be subject to or limited by the terms of Section 10.6 (including costs, if any, included in the judgment or settlement) and (ii) any attorneys' fees incurred as a result of such breach by Altiris. Compaq shall inform Altiris of any claims that Compaq believes may be due to Altiris' breach of such representations or warranties and Altiris may, at its option, elect to defend the claim at its own expense. Altiris then shall pay any amounts awarded or amounts agreed to in a written settlement entered into by Altiris. Altiris may not enter into a settlement that admits liability on Compaq's behalf or that commits Compaq to take any future action without Compaq's written consent, which consent shall not be unreasonably withheld or delayed. If Altiris makes such an election, then Compaq will provide necessary assistance, also at Altiris' expense. If Altiris fails to affirmatively defend the claim (as described below) at Altiris' own expense, then Compaq may undertake the defense or settlement of such claim with its own counsel on behalf of and for the account and risk of Altiris (including a right to be reimbursed any reasonable amount spent in such defense).

                      (f) Compaq shall not remove, obscure, or materially alter Altiris' copyright notices, trademarks, or other proprietary rights notices affixed to or contained within the Licensed Software or any materials provided by Altiris, except where necessary to permit reasonable reformatting to fit Compaq publication and product layout and design policies or practices; provided that Compaq shall not remove, obscure or materially alter Altiris' proprietary rights notices without Altiris' prior written consent, which shall not be unreasonably withheld.

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

                      (g) Compaq shall implement any Altiris changes in the End User License Agreement terms, User Documentation, Training Documentation or attribution, provided that Compaq is provided by Altiris with at least sixty
(60) days prior written notification from Altiris detailing requested changes. Requested changes will not obligate Compaq to modify existing inventory of Compaq Products unless reasonable to do so (such as replacing CD's or other media shipped or delivered in connection with Compaq Products). Altiris shall use commercially reasonable efforts to keep such requested changes to less than four (4) times per year.

                      (h) Compaq shall comply, in all material respects, with all applicable export laws and regulations of the United States, and any country, in which the Licensed Software is used, and any other country having competent jurisdiction.

                      (i) Throughout this Agreement, a party shall have failed to affirmatively defend a claim if, upon the written tender of the claim by the other party, the recipient does not respond within 60 days in writing that it is defending the claim. Determination of the party who will defend the claim is not a final determination of responsibility or liability for the claim (and related amounts awarded or incurred); that responsibility or liability is subject to the relevant substantive provision of this Agreement.

               3.7  License Grant to Altiris. Compaq grants to Altiris, for the
                    ------------------------
longer of 10 years from the Effective Date or the expiration or termination of this Agreement, a nonexclusive, irrevocable, royalty-free, worldwide license, under Compaq's or Compaq's suppliers' Intellectual Property Rights, (i) to install, use and execute Compaq's SmartStart scripting tools, and (ii) to reproduce, have reproduced, display, import, export, market, relicense and distribute internally and externally by any means now known or developed in the future (including through multiple levels of distributors) those SmartStart scripting tools, but for both (i) and (ii) above, only for use with, and as distributed in connection with, the Licensed Software as made available for distribution hereunder.

               3.8  Compaq Affiliates. Licenses and rights granted under this
                    -----------------
Agreement to Compaq also are granted to any Affiliate of Compaq that sells, owns, markets, distributes or promotes the Joint Products, but such licenses and rights are subject to the terms and conditions of this Agreement. Compaq is solely responsible for any of its Affiliate's activities and for their compliance with this Agreement. Compaq is responsible for any action of its Affiliates that would constitute a breach of this Agreement to the same extent it is responsible and liable hereunder had it been Compaq's breach.

     4.   Marketing, Promotion and Press Releases.
          ---------------------------------------

               4.1  Publicity. Altiris and Compaq may, in their respective sole
                    ---------
discretion, issue one or more press releases and/or marketing announcements regarding the Joint Product contemplated under this Agreement; provided, that, any press releases and/or marketing announcements referencing the other party in any way other than to describe the Joint Product shall have prior written approval on a case by case basis by such referenced party prior to release (such approval not to be unreasonably withheld or delayed, and will be deemed granted if there is no response within ten (10) business days from the date such approval was requested). The parties shall mutually agree upon the timing of the press releases and other announcements that mention the other party.

               4.2  Promotion. Subject to the limitations set forth in this
                    ---------
Agreement and with prior written approval by each party on a case by case basis, such approval not to be unreasonably withheld, Altiris and Compaq shall have the right to use the Compaq Brand and any trademarks, trade names, logos, and/or designs of Altiris, respectively, solely in connection with the promotion of the Compaq Products and Joint Products under this Agreement.

               4.3  Co-marketing. Altiris and Compaq agree to initiate
                    ------------
discussions about the co-marketing activities set out in the Co-Marketing List set forth in Exhibit C.

               4.4  Preferred Partner Access. Compaq will receive preferred
                    ------------------------
partner access to the Licensed Software as set forth below:

                      (a) Altiris agrees not to provide the Licensed Software or associated User Documentation or Training Documentation to any Intel-compatible Server OEM from the Effective Date until six (6) months after the delivery to Compaq of Gold Software for the Licensed Software delivered under Quick Silver [*].

                      (b) The foregoing [*] only applies to the Licensed Software as delivered under this Agreement. It does not apply to Altiris' other products that are not used for the deployment or redeployment of Compaq Products or products similar thereto, which other products are freely distributable.

                      (c) The foregoing [*] excludes Altiris' existing agreements with any entity with annual revenues of less than $1 billion.

                      (d) The foregoing [*] also only applies to OEM Distributions, where "OEM Distributions" are distributions of the Licensed Software that is Bundled or Pre-installed with an Intel Compatible Server without additional charge to the customer and as a standard part of a SKU, not as an add-on. Altiris is not required to include restrictions on its general commercial sales or licenses of the Licensed Software or any component thereof unless those commercial sales or licenses are to an Intel-compatible Server OEM. OEM Distributions do not include distributions by Altiris. OEM Distributions also do not include distributions by an Altiris distributor or reseller where the Licensed Software is either not Bundled or Pre-installed or where the Licensed Software is provided other than as a standard part of a SKU or is an add-on. As used in this Section 4.4, the definition of "Bundled or Pre-installed" as set forth in Section 1.20 is amended by substituting each reference to the term "Compaq Product" or "Compaq Products" with the term "Intel Compatible Server" or "Intel Compatible Servers."

                      (e) Altiris also agrees to discuss with Compaq, on an annual basis, the business terms under this Agreement as they compare competitively to arrangements with other distributors of Altiris. Altiris agrees to provide to Compaq the benefit of and/or rights to any more favorable terms or conditions that it grants to any other Intel-compatible Server OEM for a license

___________________________

     *This provision is the subject of a Confidential Treatment Request.

that includes the right to Pre-install or Bundle the Licensed Software or software that has the features and functionality substantially similar to the Licensed Software, including the royalty rate, when such terms and conditions are made available to such Intel-compatible Server OEM; provided, that Compaq accept the conditions or requirements associated with such more favorable terms or conditions. To the extent those conditions or requirements are connected with a unique capability, asset or ability of a specific licensee, Altiris will provide to Compaq the benefit of and/or rights to those more favorable terms in exchange for monetary value equivalent to those unique capabilities, assets or abilities. If the parties are unable to assign a value, then they will do so pursuant to Section 12 (Dispute Resolution). If Compaq accepts the conditions or requirements associated with such more favorable terms or conditions, Altiris shall make the favorable terms or conditions immediately available to Compaq, even while the value of any monetary value equivalent is being determined.

               4.5 Preferred Partner Distribution.
                   ------------------------------

                        (a) If Compaq distributes any software competitive with the Licensed Software, then Compaq must also distribute the Licensed Software in that same distribution transaction. The sole recourse and remedy of Altiris for any breach of this Section 4.5 shall be that Altiris' obligations under Section
4.4 terminate.

                        (b) Further, if during any six-month period (measured on a rolling basis each calendar month) Compaq sells, distributes or licenses more units in total and by any method (measured using an equivalent unit) of any software competitive with the Licensed Software, then Altiris' obligations under
Section 4.4 terminate.

                        (c) For the purposes of this Section 4.5, software is competitive if it actually deploys or redeploys a Compaq Product (but excluding the Compaq software existing as of the Effective Date and any updates, maintenance releases, or new versions, to the extent such new versions are based on Compaq technology and not technology acquired from third parties other than consultants or independent contractors).

                        (d) Moreover, Section 4.4 shall terminate upon Compaq acquiring an entity that is a licensor of software that deploys or redeploys Intel Compatible Servers and subsequently distributing and marketing such software as a solution for the deployment or redeployment of Intel Compatible Servers.

       5.  Delivery/Training.
           -----------------

               5.1 Delivery. Altiris shall ship to Compaq the Licensed Software
                   --------
in binary code form per the schedule set forth in Exhibit B, "Statement of Work"
                                                  ---------
provided that each delivery date shall be extended by the number of days, if any, that delivery is delayed by Compaq. Acceptance is as described in Section
2. Altiris shall notify Compaq in writing (including via an e-mail if sent to Compaq's Director of Server Development Deployment or equivalent) within 10 business days of any day in which its efforts to make delivery is delayed due to Compaq and not Altiris, explaining in detail the failure of Compaq attributing to such delay.

               5.2 Training.
                   --------

                        (a) Altiris shall provide Compaq training in the use, operation, maintenance and support of the Licensed Software in accordance with the following provisions:

                                  (i)   The parties agree to execute a mutually
agreeable internal training organization agreement (the "Internal Training Organization Agreement") no later than August 1, 2001, with Compaq Training to provide training materials for distribution to Compaq internal audiences.

                                  (ii)  [*]

                                  (iii) [*]

                                  (iv)  [*]

                                  (v)   [*]

                                  (vi)  [*]

                        (b) Compaq may, in its sole discretion, contract with Altiris to provide on-site consulting services and training (including additional train-the-trainer events) for field and or customer events based on then current Altiris pricing less Compaq's discount of [*]%; subject to the availability of Altiris' personnel and Compaq's acceptance of terms and conditions similar to Altiris' standard terms and conditions for those services.

                        (c) [*]

                        (d) Each party shall designate a training manager, who will serve as a point of contact for the other party and whose responsibilities will include arranging and coordinating the training under this Section 5. Altiris designates [*], and Compaq designates [*]. Either party may change the designated training manager on written notice to the other party.

       6. Support and Updates/Maintenance Releases and New Releases.
          ---------------------------------------------------------

               6.1 Support Levels.
                   --------------

                        (a) "Level 1 Support" shall mean the following support
                             ---------------
                             services:

       . providing the support mechanism, including a call center, to receive calls from customers relating to the Licensed Software;

       .  receiving and screening calls from end users;


________________________

     *This provision is the subject of a Confidential Treatment Request.

       . responding to issues related to availability, supported products, installation, and common usage of the Licensed Software;

       . addressing known issues and any questions or problems for which the solution is covered by or suggested in any of Altiris' product documentation or training sessions;

       . providing problem identification and diagnosis by identifying and providing solutions to reproducible program errors for which there are existing known workarounds or patches;

       . answering design and architecture questions regarding the Licensed
         Software;

       . creating a reproducible demonstration of program error; and

       . if applicable, distributing any New Releases and Updates/ Maintenance
         Releases to its Licensed Distributors and end users.

                        (b) "Level 2 Support" shall mean back-end support
                             ---------------
provided to personnel at the Call Center (and not to customers or end users directly), including the following:

       . analyzing reproducible program errors in the Licensed Software;

       . analyzing and using reasonable efforts to provide solutions to reproducible program errors for which there are not existing known workarounds or patches; and

       . addressing questions requiring intimate knowledge of the source code or design and engineering documentation of the Licensed Software.

                        (c) "Level 3 Support" shall mean engineering level
                             ---------------
support from the programmers who maintain or develop the Licensed Software or from other technical personnel having knowledge and expertise concerning the Licensed Software, including the following:

       . using reasonable efforts to create revisions and changes to the operation of the Licensed Software;

       . analyzing and using reasonable efforts to provide solutions to reproducible program errors for which there are not existing known workarounds or patches and which have not been addressed by Level 2 support within 10 business days of the initial request by a customer;

       . using reasonable efforts to create significant service patches to the Licensed Software that are currently unknown;

       . using reasonable efforts to identify defective source code and using reasonable efforts to provide corrections, workarounds and/or object code patches to correct substantial program errors, if applicable.

                        (d) Severity Levels.  Altiris will use reasonable
                            ---------------
efforts to resolve escalated issues (i.e., issues escalated to Level 2 Support or Level 3 Support under (c) above) as soon as reasonably possible. Compaq will classify each escalated issue as Severity 1, 2 or 3 in accordance with the following.

                                 (i)   Severity 1. A Severity 1 problem is a
catastrophic problem that may severely impact the customer's ability to conduct business. This may mean that the customer's systems and/or Licensed Software are down, there is a loss of essential functionality in the Licensed Software, and no procedural workaround exists.

                                 (ii)  Severity 2. A Severity 2 problem is a
                                       ----------
high-impact problem in which the customer's operation is disrupted but there is capacity to remain productive and maintain necessary business-level operations. The problem may require a fix be installed on the customer's system prior to the next planned commercial release of the Licensed Software.

                                 (iii) Severity 3. A Severity 3 problem is a
medium-to-low impact problem that involves partial loss of non-critical functionality. The problem impairs some operations but allows the customer to continue to function. This may be a minor issue with limited loss or no loss of functionality or impact to the customer's operation. This includes documentation errors.

                        (e) [*]

                                 (i)   Severity 1. For a Severity 1 problem,
Altiris' support organization will respond directly to Compaq within one (1) hour following receipt of the call from Compaq. Compaq and Altiris will develop the Action Plan within four (4) hours following receipt of the call. When working a Severity 1 problem, the objective is to get the customer back on line by whatever means within 24 hours and to downgrade the problem severity accordingly. Efforts to isolate, diagnose, and deliver a work-around or repair to a Severity 1 problem shall be continuous (i.e., round-the-clock). Telephone contact and progress updates are also required. These progress updates should be once every four (4) hours or as specified in the Action Plan. When the severity level has been changed to Severity 2 or Severity 3, the appropriate guidelines should be followed. Resources must be available seven (7) days a week and for twenty-four (24) hours a day to respond to Severity 1 cases.

                                 (ii)  Severity 2. For a Severity 2 problem,
Altiris' support organization will respond to Compaq within two (2) hours following receipt of the call from Compaq during normal business hours, otherwise on the next business day. Efforts to isolate, diagnose, and deliver a work-around or repair to a Severity 2 problem shall be continuous during business hours (Monday through Friday, 8am - 5pm). Specific implementation should be agreed upon by Compaq and Altiris on a case-by-case basis and documented in an Action Plan within two (2) business day of receipt of the call by Altiris. Altiris shall provide status updates twice a week or


__________________________

     *This provision is the subject of a Confidential Treatment Request.

as mutually agreed. Resources may need to be available after hours and/or weekends depending on the Action Plan. The objective is to have a solution and/or fix to the customer within an average of fifteen (15) days.

                        (iii) Severity 3. For a Severity 3 problem, Altiris' support organization will respond to Compaq within three (3) business days. When working a Severity 3 problem, the objective is to get the customer a fix to the problem within thirty (30) days or a statement describing the disposition of the problem. Action should be appropriate to the nature of the escalation. Altiris shall provide status updates once a week or as mutually agreed. Altiris shall use its efforts to isolate and resolve the problem as agreed to in the Action Plan or, at a minimum, shall use its continuous efforts Monday through Friday during normal business hours.

               6.2  Altiris Support. Altiris' obligation to provide Level 2 and
                    ---------------
Level 3 Support is conditioned upon Compaq providing Level 1 Support, and doing so in accordance with the requirements in this Agreement and at a level of quality consistent with standard practices in the industry. Altiris shall provide Level 2 Support and Level 3 Support to Compaq, at no charge but subject to payment of the license fees in Section 7 of this Agreement, during the Initial Term and any Compaq Renewal, subject to payment of the amounts indicated in Section 11.6. In connection with that, Altiris shall provide Compaq with a telephone number and an e-mail address that Compaq may use to request such support. Altiris shall make commercially reasonable efforts to provide quality support. Altiris is not required to correct any program error caused by (a) Compaq's incorporation or attachment of a feature, program, or device to the Licensed Software, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Licensed Software; (c) any program errors resulting from hardware (other than the Compaq Products) or software not provided for by Altiris; (d) the failure to provide a suitable installation environment; (e) use of the Licensed Software for other than the specific purpose for which the Licensed Software is designed; (f) use of the Licensed Software on any systems other than the Compaq Product; (g) Compaq's use of defective media or defective duplication of the Licensed Software; or (h) Compaq's failure to incorporate any New Releases and Update/Maintenance Releases previously released by Altiris to Compaq which corrects such program error.

               6.3  Buyout. Compaq shall have the option, in its sole
                    ------
discretion, to have Altiris perform Level 1 Support for a fee. Such performance is subject to the availability of Altiris' engineers and to mutual agreement on an appropriate fee and will not be begun until 90 or more days after Compaq exercises its option.

               6.4  Updates/Maintenance Releases and New Releases.
                    ---------------------------------------------

                      (a) Altiris shall provide Compaq Updates/Maintenance Releases to the Licensed Software at no charge and free of royalty payment obligation (except royalties, if any, on the Licensed Software generally) for the term of the Agreement (including the Initial Term and any Compaq Renewal), for use with Joint Products. [*]

______________________

     *This provision is the subject of a Confidential Treatment Request.

                        (b) Altiris shall provide New Releases to Compaq at no charge and free of royalty payment obligation (except royalties, if any on the Licensed Software generally) for the term of this Agreement (including the Initial Term and any Compaq Renewal), for use with Joint Products. [*]

              6.5 Compaq Responsibilities. Compaq shall provide Level 1 Support,
                  -----------------------
in accordance with the requirements in this Agreement and at a level of quality consistent with standard practices in the industry. Compaq agrees that any documentation distributed by Compaq shall clearly and conspicuously state that Licensed Distributors and end users should contact Compaq for Level 1 Support. Compaq shall identify up to [*] member(s) of its customer support staff to act as the primary technical liaisons responsible for communications with Altiris' technical support representatives. Such liaisons shall have sufficient technical expertise, training, and/or experience for Altiris to perform its obligations hereunder.

              6.6 Product Revisions. Compaq and Altiris agree to work together
                  -----------------
to track revisions to be made to the Compaq Product with changes planned in the Licensed Software and review such revisions during the quarterly meetings between the parties as set out in Exhibit C.

              6.7 Failure to Support.
                  ------------------

                        (a) In the event of a Failure to Support (defined herein), Altiris shall, at its sole option, either be liable for actual damages resulting therefrom that will be in no way limited by or subject to Section 10.6, but not to exceed [*], or (b) release to Compaq the source code to the Licensed Software for Compaq to attempt to remedy the problem resulting from Altiris' breach. Altiris is not required to provide support after it has released the source code to Compaq. However, Altiris is not prohibited from attempting to remedy the Failure to Support at any time, and if Altiris does so fewer than 10 business days after receiving notice of a Failure to Support then Altiris shall have no liability or obligation under this Section 6.7(a). If Altiris releases the source code pursuant to option (b) above and if Compaq is successful, Altiris shall have no liability and no obligation under this Section 6.7(a) for such Failure to Support; if Compaq is not successful, Altiris shall be entitled to the limitation of damages set forth in Section 10.6 to any damage claim arising from such Failure to Support. "Failure to Support" means that (1) Altiris has failed to respond to an escalated issue in accordance with Subsection 6.1(e) by not assigning an engineer to the escalated issue or by not providing the required status reports, and (2) any such failure to assign an engineer or provide any status reports continues for: (a) with respect to a Severity 1 problem, five (5) business days; (b) with respect to a Severity 2 problem, ten (10) business days; and (c) with respect to a Severity 3 problem, fifteen (15) business days. Before Compaq can assert a Failure to Support claim, Altiris and Compaq shall meet (including by telephone conference) within three
(3) business days of Compaq's notice of a Failure to Support in an attempt to address any Failure to Support claim. If the Failure to Support claim is not resolved by the representatives at such meeting (or conference call) or the parties have not met within such three (3) business days, the chief executive officer of Altiris or his designee and a Vice President of Compaq shall meet (including by telephone conference) within


_____________________________

       *This provision is the subject of a Confidential Treatment Request.

seven (7) business days of Compaq's notice of Failure to Support. If the Failure to Support claim is still not resolved after such meeting or such meeting does not take place within such seven (7) business days because Altiris' chief executive officer or his designee have not been available, then the claim shall be deemed to be a proper claim for Failure to Support, subject to Altiris proving otherwise. If Altiris releases the source code to Compaq, Compaq is granted a right and license to use the source code as set forth in Section 8.6(c) (including the license back to Altiris), except for the following terms:
(i) such license is for the limited purpose of resolving the escalated issue until the Return Date (defined below); (ii) the source code will only be made available to product support engineers and not developers; and (iii) Compaq shall return the source code and any copies made thereof to Altiris no later than six (6) months after receipt of the source code (the "Return Date").

                        (b) In the event of an Altiris Chronic Failure (defined herein), Altiris shall be liable to Compaq for any actual damages resulting therefrom that will be in no way limited by or subject to Section 10.6, but not to exceed [*] . An "Altiris Chronic Failure" means there exists, during any twelve (12) month period, five (5) Severity 1 or Severity 2 escalated issues (regardless of the number of users or customers that each of those five (5) escalated issues affect) that remain unresolved by Altiris for three (3) months from the date Compaq provides notice to Altiris that an issue has been escalated to Level 2 Support or Level 3 Support.

                        (c) If Altiris reasonably believes that Compaq is providing inadequate Level 1 Support, then Altiris shall notify Compaq. In addition, at Altiris' option, Altiris may require that Compaq make additional Altiris training available to 5 Compaq support engineers, at Compaq's expense. Altiris will provide that training at a price that does not exceed $1500/day (plus reasonable expenses for travel, if that training is provided on-site for Compaq) with a duration not to exceed the length of Altiris' standard training course. Altiris may exercise its option to require Compaq to complete additional training no more than once per year.

                        (d) If Altiris does not provide to Compaq any Update/Maintenance Releases or New Releases required hereunder, and if that Update/Maintenance Release or New Release is made commercially available, either generally or to an Intel-compatible Server OEM, and if Altiris still has not provided to Compaq any Update/Maintenance Release or New Release within ten (10) business days after written notice from Compaq to Altiris' general counsel, product manager and the product manager's supervisor, at the addresses below, Altiris shall be liable for Compaq's actual damages resulting from that failure that will be in no way limited by or subject to Section 10.6, but not to exceed [*]. Altiris may provide in writing the name and address of the person to whom notice shall be sent if contrary to the address below. Notice shall be sent to the following: General Counsel, Product Manager, and the Product Manager's Supervisor at the address set forth in the first paragraph hereof and by facsimile to (801) 226-8506.







_________________________

       *This provision is the subject of a Confidential Treatment Request.

     7. Royalties and Fees.
        ------------------

           7.1 Compaq shall pay Altiris license fees of $2,000,000 (US) as follows:

                 $800,000 upon the Effective Date;

                 $200,000 upon delivery and acceptance to Compaq of Code
                   Complete Software for Quick Silver [*] (as described in the Statement of Work);

                 $500,000 upon delivery and acceptance to Compaq of Gold
                   Software for Quick Silver [*] ;

                 $250,000 upon delivery and acceptance of Gold Software for
                   Quick Silver [*].

                 $250,000 upon delivery and acceptance of Gold Software [*] that includes Quick Silver [*].

           7.2 Fees. Altiris will provide training and services to Compaq at
               ----
fees that represent a [*]% discount, except as otherwise set forth in this Agreement.

           7.3 Royalties. [*]
               ---------

                  (a) [*]

                  (b) [*]

                  (c) If Compaq is required to pay royalties under this Section 7.3, then up to $800,000 of the amounts paid as fees under Section 7.1 will be considered prepaid royalties, which will be applied as a credit to such royalties, on a one-to-one basis, up to the following maximums for each year (measured from the Effective Date until the date one calendar year later): (a) $150,000 in (c) the first year, (b) $150,000 in the second year, (c) $200,000 in the third year, and (d) $300,000 in the fourth year. If royalties due in any one year exceed the foregoing amounts, then Compaq shall pay those royalties as set forth below. If royalties are less than the foregoing amounts in those years, then the same maximums continue to apply (i.e., unused amounts do not roll over from year to year). Amounts in excess of the foregoing allocated amounts in any one year must be paid as set forth below.

                  (d) [*]

           7.4 Taxes. Fees and royalties are exclusive of, and must be paid
               -----
without deduction for, taxes or governmental fees or charges of any kind. Compaq and Altiris shall be responsible for their own taxes, including all income taxes, sales taxes, use taxes, withholding taxes, value added


_____________________

       *This provision is the subject of a Confidential Treatment Request.

taxes and any other similar taxes imposed by any federal, state, provincial or local governmental entity on the transactions contemplated by this Agreement. Taxes from the marketing, sale and distribution of the Joint Product are Compaq's responsibility.

               7.5 Audit. During the term of this Agreement, and during the
                   -----
one-year period thereafter, but not more often than once per calendar year, Altiris may audit Compaq's records and books related to the payments required under Section 7.3. The audit may be done only through a third party chosen by Altiris and reasonably acceptable to Compaq, only upon reasonable notice to Compaq, and only during normal business hours. If an audit of the appropriate records reveals any amounts underpaid, then Compaq shall promptly pay Altiris the amount of the underpayment, plus interest at 8% per annum. If the amount of the underpayment is greater than 5% of the amounts properly payable in a calendar year, then in addition Compaq shall reimburse Altiris for the reasonable out of pocket costs it incurred in conducting the audit. Any dispute regarding the amount of the underpayment will be resolved pursuant to Section 12.

        8. Intellectual Property.
           ---------------------

               8.1 Altiris Intellectual Property. As between Altiris and Compaq,
                   -----------------------------
Altiris shall own all right, title and interest to the Licensed Software, Altiris' other software products, the Training Documentation, User Documentation and all other materials supplied by Altiris and all Intellectual Property Rights in any of the foregoing. However, ownership of the Licensed Software is subject to Compaq's rights in (including ownership of) and to the Compaq Development Items, as defined below, and in and to the SmartStart scripting tools, each of which are in turn subject to the licenses in this Agreement (in this Section 8.1 and in Section 3.7, respectively). Altiris reserves all rights not explicitly and expressly granted under this Agreement. Compaq may provide to Altiris software code and other items for inclusion in the Licensed Software. Such software code and other items, but excluding the SmartStart scripting tools, are collectively referred to as the "Compaq Development Items." Compaq hereby grants Altiris an irrevocable, perpetual, nonexclusive license to incorporate the Compaq Development Items with Altiris' software, to modify and make derivative works of the Compaq Development Items in connection with Altiris' software, and to reproduce, publicly display and perform, and distribute and transmit the Compaq Development Items as incorporated with Altiris' software.

               8.2 Compaq Intellectual Property. As between Altiris and Compaq,
                   ----------------------------
Compaq shall own all right, title and interest in and to the Compaq Products, the Compaq Development Items, the SmartStart scripting tools, and all Compaq Confidential Information, and all associated Intellectual Property Rights in any of the foregoing.

               8.3 Reservation of Rights. Each party acknowledges and agrees
                   ---------------------
that any and all rights not explicitly and expressly granted in this Agreement are hereby reserved.

               8.4 Protection of Compaq Software; Reverse Engineering. Altiris
                   --------------------------------------------------
shall not: (i) disassemble, decompile or otherwise reverse engineer the SmartStart scripting tools software or the Compaq Development Items (collectively, the "Compaq Software") or attempt to recreate source code from that Compaq Software, or (ii) allow others to copy, access or use the Compaq Software; (iii) transfer or disclose the Compaq Software to others; (iv) create derivative works based upon the

Compaq Software; or (v) translate or modify the Compaq Software, all except as expressly permitted by this Agreement and the licenses herein.

               8.5 Protection of the Licensed Software; Reverse Engineering.
                   --------------------------------------------------------
Compaq shall not: (i) disassemble, decompile or otherwise reverse engineer the Licensed Software or attempt to recreate source code from the Licensed Software, or (ii) allow others to copy, access or use the Licensed Software, or (iii) transfer or disclose the Licensed Software to others; all except as expressly permitted by this Agreement and the licenses herein. In addition, unless Compaq has the right to obtain the source code pursuant to this Agreement and the Escrow Agreement, Compaq shall not (x) create derivative works based upon the Licensed Software, or (y) translate or modify the Licensed Software.

               8.6 Source Code Escrow and Conditional License.
                   ------------------------------------------

                      (a) Altiris shall deposit with Data Securities International, Inc. (the "Escrow Agent") (i) the then current source code for the Licensed Software (excluding the Excluded Source Code), (ii) the source code (excluding the Excluded Source Code) for version 5.1 of Altiris eXpress and the object code for those portions of version 5.1 of Altiris eXpress that were obtained by Altiris from a third party in object code form only (excluding the Excluded Source Code) (all the materials pursuant to this subparagraph (ii) and the information provided pursuant to subparagraph (iv) below to the extent related to version 5.1 of Altiris eXpress collectively are referred to as the "Initial Deposit"), (iii) for those portions of the Licensed Software that were or are obtained from a third party, but only in object code form, the object code (excluding the Excluded Source Code), and (iv) for the [*], reasonable identification of the functionality provided by that [*], the restrictions to which it is subject, and that third party's address and other contact information (including phone, fax and email) and all agreements authorizing Altiris to use such proprietary information to the extent that the disclosure of such agreements does not violate any confidentiality obligations (all the materials and information pursuant to subparagraphs (i) through (iv) above are collectively referred to as the "Source Materials"). Altiris shall deposit the Initial Deposit with the Escrow Agent [*] after the Effective Date; Altiris shall deposit the remaining Source Materials with the Escrow Agent [*] after acceptance of the Gold Software for the applicable version of the Licensed Software. Further, Altiris will continue to deposit with the Escrow Agent source code (excluding Excluded Source Code) and information as required hereunder if applicable for Updates/Maintenance Releases and New Releases, to reflect the then current shipping version of the Licensed Software, [*] following commercial release, either generally or to [*]. Compaq's payment for acceptance of the Gold Software for Quick Silver [*] shall be further conditioned upon the successful verification by the Escrow Agent, pursuant to the Escrow Agreement (defined below). If the Escrow Agent is unable to make such successful verification, then Altiris shall use reasonable efforts to provide further information, materials or assistance to the Escrow Agent to achieve such successful verification (or to Compaq, as indicated in the Escrow Agreement). Concurrently with the execution and delivery of this Agreement, Altiris, Compaq and the Escrow Agent will execute a Preferred Beneficiary Acceptance Form, which Preferred Beneficiary Acceptance Form amends the Master


_________________________

       *This provision is the subject of a Confidential Treatment Request.

Preferred Escrow Agreement between Altiris and the Escrow Agent (Master Number 011212), dated April 26, 2001, between Altiris and the Escrow Agent (which such form and Master Preferred Escrow Agreement as amended by that form are collectively referred to as the "Escrow Agreement" and are attached hereto as Exhibit D). Upon termination or expiration of this Agreement, Altiris shall have the right to remove the Source Materials from escrow, and Compaq's rights under this Section 8.6 shall terminate unless (a) that termination is part of a Release Condition (as set forth below) or (b) the Source Materials have been released to Compaq hereunder.

               (b) The Source Materials deposited with the Escrow Agent will be released to Compaq (subject to the procedures in the Escrow Agreement), and Compaq will have the rights set forth in Section 8.6(c) and (e), if either of the following conditions (each a "Release Condition") occurs prior to the expiration or termination of the Initial Term of this Agreement:

                    (i) Altiris files a petition in or is subject to any proceeding relating to insolvency or bankruptcy, or permits the appointment of a trustee in bankruptcy, and that petition, proceeding or appointment is not dismissed within ninety (90) days thereafter; or is voluntarily or involuntarily wound up, liquidated or dissolved,

                        AND

                        Altiris breaches its obligations to provide support and/or Updates/Maintenance Releases under this Agreement and does not cure that breach for 30 days after receipt of notice of the breach from Compaq; provided that if the breach has been cured as of the expiration of the 90 days set forth above (whether before or after the filing of the petition), then no Release Condition will be deemed to have occurred; or

                        (ii) [*] (or any of their respective successors or Affiliates) directly or indirectly (x) acquires Altiris, including through the purchase of Altiris securities having 50% or more of the votes for the election of directors, or by the purchase of substantially all of the assets of
(ii) Altiris, (y) merges, consolidates or combines with or into Altiris or its Affiliates, or (z) acquires the ownership of, or rights tantamount to ownership of, the source code of the Licensed Software (a "Competitive Acquisition"),

                        AND

                        Compaq elects to terminate this Agreement pursuant to
Section 11.4.

               (c) Upon occurrence of a Release Condition (defined and set forth above), Altiris hereby grants Compaq a non-exclusive, irrevocable (during the Initial Term and for 12 months thereafter), worldwide right and license, to use the documentation, source code and/or object code relating to the Applicable Software (determined and defined in Section 8.6(e)) and any Intellectual Property Rights embodied therein, to maintain and support the Applicable Software, [*].

__________________

       *This provision is the subject of a Confidential Treatment Request.

Compaq may disclose the source code of the Applicable Software only to employees and third party contractors that have a need to know in order to maintain and support the Applicable Software and that are subject to an agreement that protects the Applicable Software and prohibits use and disclosure of the Applicable Software to the same extent as does this Agreement, but further only if those third party contractors are not also working with an Altiris competitor or on internal products at Compaq that are competitive to Altiris products. Altiris also grants Compaq a non-exclusive license to distribute the object code of such Applicable Software and such authorized [*] (directly or through Affiliates and Licensed Distributors), who may use the Applicable Software and such authorized [*]. Distribution of the Applicable Software is intended to be subject to the same terms as set forth in Section 3.1 and this Agreement, including the provisions regarding ownership, all of the restrictions set forth in this Agreement, and payment of royalties under Section 7.2. The source code is Altiris' Confidential Information, and Compaq is subject to the obligations in Section 9 with respect to that source code (except as modified by this
Section 8.6). Compaq grants Altiris a perpetual, irrevocable, worldwide nonexclusive license to use, reproduce, display, and perform, [*].

               (d) The license in Section 8.6(c) continues until the end of what would have been the Initial Term of this Agreement and then for 12 months thereafter. After that period, the license in Section 8.6(c) terminates and Compaq shall return the Source Materials in connection with Section 9.4. If the Source Materials are released and the license in Section 8.6(c) becomes effective, then at the end, or what would have been the end, of the Initial Term of this Agreement (excluding any renewal periods that would have applied), [*]. During the time that the license in Section 8.6(c) is effective, Compaq's payment obligations (including those in Section 7.3 and in Section 11.6) continue to apply.

               (e) Upon release of the Source Materials, Altiris and [*] shall have no further obligation (other than the license grant under Section 8.6(c)) or liability with respect to any of the foregoing and the same will be used, distributed, licensed and sublicensed at the sole risk of Compaq, and Altiris has no obligations to provide support, Upgrades/ Maintenance Releases, or New
(e) Versions. For purposes of this Section 8.6, the "Applicable Software" is the following: (i) the Licensed Software (including all versions then being distributed by Compaq under this Agreement); and (ii) either (a) if the Licensed Software contains Excluded Source Code, then the latest version of the Licensed Software that does not include Excluded Source Code, or (b) if none of the versions of the Licensed Software is free of Excluded Source Code, then version
5.1 of Altiris eXpress (whether or not version 5.1 of Altiris eXpress includes Excluded Source Code). Compaq will obtain its own licenses for Excluded Source Code, including payment of any applicable royalties or other fees.

               (f) For purposes of Section 8.6 of this Agreement, "Excluded Source Code" means the source code (or object code, for code available only in object code form) for the Licensed Software or version 5.1 of Altiris eXpress to the extent that it is subject to a third party's proprietary rights restricting the disclosure to Compaq, or restricting Compaq's exercise of any of its license rights pursuant to this Section 8.6. Altiris represents and warrants that
Schedule 8.6(f) to Exhibit A

_______________________

       *This provision is the subject of a Confidential Treatment Request.

is a complete list of Excluded Source Code for version 5.1 of Altiris eXpress, and reflects whether the restrictions are to disclosure, [*] or both.

               (g) Altiris represents and warrants that, at the time of each deposit, the source code (and object code) deposited with the Escrow Agent under
Section 8.6(a), when combined with the Excluded Source Code, and when built using the instructions provided to the Escrow Agent (including use of the commercial compiler and "make" files) will build a product that has the same features and functions as the then-current version of the Licensed Software, or for the deposit of the Source Materials for version 5.1 of Altiris eXpress, the features and functions of version 5.1 of Altiris eXpress.

         9. Confidentiality.
            ---------------

               9.1 Confidential Information. By virtue of this Agreement, each
               ----------------------------
Party hereto may disclose to the other Party information that is Confidential Information. "Confidential Information" means technology, data, plans, and other information disclosed by one Party (the "disclosing Party") to the other Party (the "receiving Party"), subject to the exclusions of Section 9.3 below. Source code for the Licensed Software is Altiris' Confidential Information, not subject to the exclusions below. Such Confidential Information shall be governed by the terms of this Section 9.

               9.2 Confidentiality. Each Party agrees, for the term of this
                   ---------------
Agreement and five (5) years after its expiration or termination, (i) to use the Confidential Information only as expressly permitted under this Agreement, (ii) to hold the other Party's Confidential Information in confidence, (iii) not to disclose such Confidential Information to third parties not authorized by the disclosing Party to receive such Confidential Information, and (iv) to disclose such Confidential Information only to its employees and contractors with a need to know such Confidential Information and who have the obligations of confidentiality not to use or disclose such Confidential Information for any purpose except as expressly permitted hereunder. Each Party agrees to take reasonable steps using at least the same degree of care that it uses to protect its own Confidential Information, but no less than reasonable care, to protect the other Party's Confidential Information to ensure that such Confidential Information is not disclosed, distributed or used in violation of the provisions of this Agreement. The foregoing prohibition on disclosure of Confidential Information shall not apply to the extent certain Confidential Information is required to be disclosed by the receiving Party as a matter of law or by order of a court, governmental rule or regulation (including federal and state securities laws, rules and regulations, and the rules of any applicable national stock exchange); provided that the receiving Party uses reasonable efforts to provide the disclosing Party with prior notice of such obligation to disclose and reasonably assists in obtaining a protective order or confidential treatment therefore at the other party's expense.

               9.3 Exclusions. Confidential Information shall not include any
                   ----------
information to the extent it (i) was publicly known or made generally available in the public domain prior to the time of

________________

       *This provision is the subject of a Confidential Treatment Request.

disclosure by the disclosing Party; (ii) becomes publicly known or made generally available after disclosure by the disclosing Party to the receiving Party through no fault of the receiving Party; (iii) is already in the possession of the receiving Party at the time of disclosure by the disclosing party as shown by receiving Party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving Party from a third party without a breach of such third party's obligations of confidentiality, provided that the receiving Party complies with any and all restrictions imposed by such third party; (v) is independently developed by either Party by persons who had no access to the Confidential Information, as shown by documents and other competent evidence in the Party's possession. Confidential Information which subsequent to disclosure to the receiving Party becomes subject to (ii), (iv) or
(v), shall be Confidential Information until such time as (ii), (iv) or (v) becomes applicable to it.

         9.4 Return of Confidential Information. Within fifteen (15) days after
             ----------------------------------
the receiving Party's receipt of the disclosing Party's written request for the return of Confidential Information, or the termination or expiration of this Agreement, all of the disclosing Party's Confidential Information and all copies thereof in the receiving Party's possession or control shall be returned to the disclosing Party or destroyed by the receiving Party at the receiving Party's option (except when that termination or expiration is in connection with a Release Condition, in which case copies need to be returned upon expiration of the license in Section 8.6(c)). The receiving Party shall then certify the same in writing and that no copies have been retained by the receiving Party or its employees or agents.

         9.5 Independent Development. Nothing in this Section shall limit either
             -----------------------
Party's right to independently develop information, materials, technology, or other products or services for itself or for others which may compete with the other Party or which may be similar to the Confidential Information of the other Party, as the case may be, provided that in so doing no unauthorized disclosures or uses of the other Party's Confidential Information are made and none of the other Party's intellectual property is infringed. For Compaq, this Section is subject to Section 8.6(c).

         9.6 Similar Services. Subject to the restrictions in this Section,
             ----------------
Section 3 and Section 4.4 of this Agreement, and Altiris' compliance with the confidentiality provisions stated herein, nothing in this Agreement shall restrict or limit Altiris from performing the same or similar services for, or providing the same or similar products to, any other entity in any industry, including the computer, software, semiconductor and electronics industries. Compaq agrees that, except as otherwise provided for in this Agreement, Altiris and its employees may provide services similar in nature to the services under this Agreement for any third parties both during and after the term of this Agreement.

         9.7 Injunctive Relief. Each Party acknowledges that unauthorized
             -----------------
disclosure or use of the disclosing Party's Confidential Information may cause irreparable harm to the disclosing Party for which recovery of money damages may be inadequate, and the disclosing Party shall therefore be entitled to seek timely injunctive relief to protect its rights under this Agreement, in addition to any and all remedies available at law.

10.      Warranties, Disclaimers, Indemnification, and Limitation on Liability.
         ----------------------------------------------------------------------

              10.1 Warranty of Non-infringement. Altiris warrants to Compaq that
                   ----------------------------
it owns or has license rights to the Licensed Software, has the right to grant the licenses granted hereunder and under the End User License Agreements without breaching any other agreement, and the Licensed Software as delivered to Compaq, its use and the exercise of the other rights to the Licensed Software granted under this Agreement and in the End User License Agreements, will not infringe or misappropriate any Intellectual Property Right held by any third party. Compaq's exclusive remedy and Altiris' entire liability for any breach of this warranty shall be the remedies specified in Section 10.5 of this Agreement.

              10.2 Warranty of Conformance. At the time of delivery of the Gold
                   -----------------------
Software for the applicable phase and for a period of [*] after the first shipment of the Licensed Software for the applicable phase, the Licensed Software included in that delivery will conform in all material respects to, and substantially comply with, the specifications in the applicable SOW and Schedule
1.2 of Exhibit A. Compaq's exclusive remedy and Altiris' entire liability for any breach of the foregoing warranty is that Altiris will use reasonable efforts to repair or replace the Licensed Software so that it does materially conform to, and substantially comply with, such specifications; provided, that, if Altiris is unable to make such repair or replacement and determines that it is commercially unreasonable to have that Licensed Software comply with and conform to the above warranty, then Altiris shall so notify Compaq and Compaq may either
(a) accept that Licensed Software without requiring further modifications for conformance or (b) elect to terminate the license with respect to that particular Licensed Software. Such termination is otherwise subject to the terms and conditions of Section 11.5, except that (x) if the Licensed Software is for Quick Silver [*], then Compaq will be entitled to receive (for internal use, resale or distribution), without cost, [*] licenses (measured by number of Intel Compatible Servers) of version 5.1 of Altiris eXpress under and otherwise subject to all of the terms of the ABG Agreement, but for deployment or redeployment of Compaq Products, or (y) if the Licensed Software is for Quick Silver [*] or Quick Silver [*], Compaq will be entitled to receive (for internal use, resale or distribution), without cost, 10,000 licenses (measured by number of Intel Compatible Servers) of the most recent version of Quick Silver [*]. The foregoing remedies and limitations do not affect either party's rights or obligations pursuant to Section 6.

              10.3 Limits on Warranties. The foregoing warranties do not apply,
                   --------------------
and Altiris shall have no liability for any claims arising out of: (i) Compaq's use of other than a current unaltered release of the Licensed Software provided to Compaq; (ii) Compaq's use of the Licensed Software modified by or merged with any other programs by Compaq or others without the approval of Altiris, (iii) Compaq's use of the Licensed Software in combination with any other software not approved by Altiris, or (iv) Compaq's use of the Licensed Software in conjunction with equipment other than the Compaq Products and equipment designated by Altiris.

________________

       *This provision is the subject of a Confidential Treatment Request.

         10.4 (a) Free to Enter Into Agreement. Each party represents it is free
                  ----------------------------
to enter into this Agreement, and it has full legal power and authority to enter into this Agreement.

              (b) Warranty Disclaimer. Except as specifically set forth in this
                  -------------------
Article 10 and 8.6(f) and (g), Altiris makes no warranties, representations or conditions regarding the Licensed Software. ALTIRIS SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING OUT OF A COURSE OF DEALING, SPECIFICALLY INCLUDING ANY WARRANTY AGAINST INFRINGEMENT, AND THE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         10.5 Infringement Indemnity.
              ----------------------

              (a) Indemnity. Altiris shall defend or settle at Altiris' expense
                  ---------
any claim ("Claim") brought against Compaq to the extent based on a breach of the warranty in Section 10.1 above, including a claim brought by Compaq's Affiliates or Licensed Distributors as a result of a claim brought against them. Altiris' obligations set forth above in this Section are subject to the conditions that Compaq: (i) gives Altiris the exclusive authority to control and direct the defense and settlement of such Claim and (ii) gives Altiris at Compaq's own expense (except for out-of-pocket expenses incurred in complying with Altiris' requests which will be paid by Altiris), all necessary information and reasonable assistance with respect to such Claim. Compaq shall give prompt notice of the Claim to Altiris; provided, however, that the failure to give such notice shall only affect Altiris' obligations under this Section to the extent Altiris is prejudiced thereby. Altiris shall pay all amounts paid in settlement and all damages and costs awarded to such third party with respect a final resolution of such Claim, including costs and expenses associated with an action required in an award granted to such third party. If Altiris falls to affirmatively defend the claim at its own expense (as described above), then Compaq may undertake the defense or settlement of such claim with its own counsel on behalf of and for the account and risk of Altiris (including a right to be reimbursed any reasonable amount spent in such defense). Altiris will not be liable for any other damages of Compaq or for any other costs or expenses incurred by Compaq as a result of such Claim, including any incidental or consequential damages.

              Replacement Software. If any particular Licensed Software is
              --------------------
subject to a Claim, or Altiris reasonably believes that the Licensed Software may become subject to a Claim, then Altiris may, at its sole option and expense do one of the following: (i) obtain an appropriate (b) license to allow continued use of the Licensed Software in question in accordance with this Agreement; (ii) replace such Licensed Software with non-infringing software of substantially equivalent or better functions and efficiency; or (iii) if Altiris in its sole discretion believes that either of the foregoing options is not commercially practical, terminate Compaq's right to use or distribute such Licensed Software, in which case Altiris shall refund the amount Compaq previously paid to Altiris for the use by Compaq of such Licensed Software, less a portion thereof to account for the period of use.

     The portion shall be a pro-rated portion based on a four (4)-year useful life. For example, if the period of use is three years, then the portion refunded shall equal 25%. The obligations and rights in this Section 10.5(b) are in addition to, and not exclusive of, those in Section 10.5(a).

              (c) Limit on Indemnity. The foregoing notwithstanding, Altiris
                  ------------------
shall have no liability or obligation for a Claim (whether by Compaq or through Compaq by its Licensed Distributors and Affiliates) to the extent it is based on
(i) the use or distribution by Compaq of any Licensed Software after Altiris has provided Compaq a replacement as specified in Section 10.5(b) above; (ii) the combination of any Licensed Software with other software, equipment, materials or products not provided by Altiris other than the Compaq Products (but not to the extent the damage or liability results from Compaq's failure to comply with Altiris' specific reasonable written request to take steps to avoid such infringement), (iii) unrelated intellectual property infringement, arising from Compaq's distribution of products, (iv) the modification of any of the Licensed Software by anyone other than Altiris, or (v) the use of the Licensed Software in a process or manner not contemplated by Altiris' end-user documentation or publications for the Licensed Software provided to Compaq.

         10.6 Limitations of Liability. UNLESS A REFERENCE IS MADE THAT EXPLICITLY PROVIDES THAT A LIABILITY OR OBLIGATION IS NOT SUBJECT TO OR LIMITED BY THIS SECTION 10.6 AND EXCEPT FOR ALTIRIS' OBLIGATIONS TO COMPAQ PURSUANT TO
SECTION 10.5, THE LIABILITY OF ALTIRIS AND OF ALTIRIS' OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, TAKEN AS A WHOLE, WHETHER IN TORT, CONTRACT OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, STRICT LIABILITY OR PRODUCT LIABILITY OF ALTIRIS OR OF ITS OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS OR FAILURE OF ESSENTIAL PURPOSE, WITH REGARD TO THIS AGREEMENT AND/OR ANY LICENSED SOFTWARE, DOCUMENTATION, SERVICES OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT, SHALL IN NO EVENT EXCEED THE COMPENSATION PAID OR PAYABLE BY COMPAQ TO ALTIRIS UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT UNLESS A REFERENCE IS MADE THAT EXPLICITLY PROVIDES THAT A LIABILITY OR OBLIGATION IS NOT SUBJECT TO OR LIMITED BY THIS SECTION 10.6, EXCEPT FOR ALTIRIS' OBLIGATIONS TO COMPAQ PURSUANT TO SECTION 10.5, IN NO EVENT SHALL EITHER PARTY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS BE LIABLE FOR ANY CLAIM FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, COVER, OR ANY LOSS OF DATA, PROFIT, REVENUE OR USE UNDER ANY THEORY OF LAW OR FOR ANY CAUSE OF ACTION. HOWEVER, THIS SHALL NOT APPLY TO OR LIMIT ANY CLAIMS OR REMEDIES FOR THE INFRINGEMENT OR MISAPPROPRIATION OF ALTIRIS' INTELLECTUAL PROPERTY OR THE UNLICENSED COPYING OR DISTRIBUTION OF ANY LICENSED SOFTWARE.

     11. Term and Termination.
         --------------------

         11.1 Term. This Agreement shall commence upon the Effective Date and
              ----
shall remain in full force and effect for an initial period lasting from the Effective Date for a period of four (4) years after the delivery to and acceptance by Compaq of the Gold Software for Quick Silver [*] of the Licensed Software ("Initial Term").

         11.2 Termination for Cause. Either party may terminate this Agreement
              ---------------------
upon written notice to the other of the occurrence of any material breach of the other party's representations, warranties, covenants, obligations or other agreements, if the breaching party has not cured such breach: (i) for material breaches of confidentiality or license terms, for a period of thirty (30) days after receipt of a written notice from the non-breaching party with respect to such breach; and (ii) for other material breaches, for a period of sixty (60) days after receipt of written notice from the non-breaching party with respect to such breach.

         11.3 Termination for Insolvency, Etc. Either party may terminate this
              -------------------------------
Agreement effective upon written notice to the other party in the event that (i) the other party files a petition in or is subject to any proceeding related to insolvency or bankruptcy, or permits the appointment of a trustee in bankruptcy, and that petition, proceeding or appointment is not dismissed within ninety (90) days thereafter; or (ii) the other party is voluntarily or involuntarily wound up, liquidated or dissolved.

         11.4 Termination by Compaq. Compaq may elect to terminate this
              ---------------------
Agreement effective upon thirty (30) days prior written notice within six (6) months after a Competitive Acquisition, provided however, such termination shall not relieve Compaq of its responsibility for the payment of all royalties incurred prior to the date of such termination.

         11.5 Survival. The provisions of this Agreement, which by their nature
              --------
are intended to survive expiration or termination (namely, the allocations of responsibility described in Section 3.6, 3.7, and 3.8; Section 3.5; the tax, payment and audit provisions in Article 7 (to the extent applicable); the intellectual property provisions in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6(e); the licenses in Section 8.6 per their terms; Section 8.6(f) and (g); Sections 9, 10, 11.5, 12 and 13; the obligations to defend, settle or pay any third party claim (which will survive until one month after the expiration of any underlying statute of limitations); and any provisions necessary for interpretation) shall survive expiration or termination of this Agreement, as do any obligations to pay royalties or provide refunds that accrued prior to or in connection with termination or expiration. All other rights and obligations of the parties, including the licenses granted by Altiris to the Licensed Software, shall cease upon termination of this Agreement except as otherwise expressly provided.

         11.6 Renewal. This Agreement shall be renewable at Compaq's option
              -------
(each term for which renewal is elected is a "Compaq Renewal") to be exercised upon written notice to Altiris at least 90 days prior to the end of the Initial Term or the then applicable yearly extension period for an additional one year period for up to four years. During each of the additional one-year Compaq Renewals, at Compaq's option and election (which may be made at any time prior to the commencement of the then forthcoming applicable Compaq Renewal), either
(a) pay to Altiris [*]

_______________

       *This provision is the subject of a Confidential Treatment Request.

on the date of renewal (which amount is not considered prepaid royalties) for each Compaq Renewal or (b) decline to pay to Altiris [*], in which case Compaq would be deemed to have a license to the Licensed Software subject to a royalty of [*] of then-current average price paid by Altiris' distributors for the Licensed Software (i.e., there would be no right to distribute without additional charge or payment to Altiris). During the period of a Compaq Renewal all of the terms of this Agreement continue in full force and effect, except for
(x) those that are explicitly stated in this Agreement as terminating, (y) Compaq's right to obtain a release of the source code pursuant to Section 8.6, and Altiris' obligation to maintain the escrow account and (z) Section 4.4 and
Section 4.5, each of which terminates upon the end of the Initial Term.

     12. Dispute Resolution.
         ------------------

              12.1 Without waiving any rights, the Parties agree to use commercially reasonable efforts to resolve between themselves any disputes arising under this Agreement. If the persons responsible for the day-to-day administration of this Agreement are unable to resolve the dispute, it shall be referred to successively higher executives within each company.

              12.2 Except as provided below, in the event that the dispute cannot otherwise be settled by the management of the Parties after a good faith attempt, the Parties agree to resolve such dispute by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor. In the event of any conflict between such rules and this Section, this Section shall govern. The Parties shall attempt to mutually agree upon a neutral arbitrator. If the Parties cannot reach such agreement, they shall request the American Arbitration Association or its successor to designate a neutral arbitrator. The arbitration shall be conducted in Salt Lake City, Utah if the arbitration is demanded or initiated by Compaq. The arbitration shall be conducted in Houston, Texas if the arbitration is demanded or initiated by Altiris. The institution of any arbitration proceeding hereunder shall not relieve any Party of its obligation to make undisputed payments under this Agreement. The decision by the arbitrator shall be binding and conclusive upon the Parties, their successors, assigns and trustees and they shall comply with such decision in good faith, and each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment or for the enforcement of the decision of the arbitrator hereunder. Judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything herein to the contrary, neither Party has any obligation to arbitrate any claims relating to the infringement or violation of its copyrights or other intellectual property or the unlicensed use, disclosure or transfer of any of its software or products. Such Party may assert such claims in any court of competent jurisdiction at any time. Furthermore, nothing herein shall prohibit either Party from seeking judicial relief if such Party would be materially prejudiced by a failure to act during the time that such good faith efforts are being made to resolve the dispute.

     13. Miscellaneous Provisions.
         ------------------------

              13.1 Cooperation. Each Party shall cooperate with the other Party
                   -----------
in performing work and obligations under this Agreement so as to minimize any interference with the other activities of both Parties, to protect the safety and health of the employees, agents and visitors of both Parties, and to safeguard the security and integrity of the property and the work sites of both Parties.

         13.2 Independent Contractors. The Parties are independent contractors,
              -----------------------
and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the Parties. Neither Party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other Party and shall have no power or authority to bind the other Party, to assume or create any obligation or responsibility express or implied on the other Party's behalf or in its name, nor shall such Party represent to any one that it has such power or authority.

         13.3 References. Unless otherwise indicated, (a) all section references
              ----------
are to the sections of this Agreement and (b) all references to days are to calendar days. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted without reference to any headings.

         13.4 Notices. Notices to be given or submitted by either Party to the
              -------
other pursuant to this Agreement shall be in writing and sent by registered mail (although they may be effective as of one business day after sending in a facsimile) and directed in the case of Compaq to the address above, Attn:
Contracts Manager, and in the case of Altiris to the address above, Attn:
President.

         13.5 Severability. If any term or provision of this Agreement is
              ------------
invalid or unenforceable for any reason, the term or provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to extent possible. If not possible, then the term or provision shall be severed from this Agreement and void ab initio. In any event, all other terms and provisions shall not be affected thereby and shall be deemed valid and enforceable to the maximum extent possible.

         13.6 Force Majeure. Neither Party shall be liable to the other Party
              -------------
for any loss, damage, or penalty arising from delay due to causes beyond its reasonable control including acts of God, acts of government, war, riots, or embargoes. But if the Force Majeure event lasts for more than ninety (90) days, either Party shall have the right to terminate this Agreement.

         13.7 Assignment. Notwithstanding anything in this Agreement to the
              ----------
contrary, all consideration, obligations, rights and activities owed by a Party to the other Party under this Agreement shall be owed by such Party to any successor or assign of the other Party; provided, however, that neither Party may assign or delegate all or any part of its rights or obligations under this Agreement without the prior written consent of the other Party, except to an entity (including an Affiliate) that succeeds to all or substantially all of the business assets of such Party applicable to the subject matter of this Agreement and with respect to Compaq to any of its Affiliates (provided that such entity agrees to be bound by all the rights, obligations and other terms and conditions of this Agreement). Any attempted assignment or delegation without such consent, except as expressly set forth herein, will be void, or at the non-assigning Party's sole discretion, may be treated as fully binding upon and in force and effect against any such successor or assign.

         13.8 Export Administration. If any Licensed Software is for use or
              ---------------------
distribution outside the U.S.A., Compaq agrees to comply fully with all relevant export laws and the regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to assure that such are not exported in violation of United States law and to comply fully with any other regulations or laws relating to such export or import into another country. Compaq shall be responsible for any duties, customs charges or other taxes or fees relating to such exports or imports.

               13.9   Complete Agreement. Each Party acknowledges that it has
                      ------------------
read, understands and agrees to be bound by this Agreement, and that this Agreement including any exhibits, acceptance criteria, schedule, any subsequent attachments or amendments, and the Escrow Agreement, the support implementation plan, and the Internal Training Organization Agreement, are the complete and exclusive statements of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, all other communications between the parties relating to such subject matter.

               13.10  Modification. Compaq agrees that any terms and conditions
                      ------------
of any purchase order or other instrument issued by Compaq in connection with this Agreement that are in addition to or inconsistent with the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by an authorized representative of Altiris and Compaq.

               13.11  No Waiver. The failure of a Party to enforce any provision
                      ---------
of this Agreement shall not constitute a waiver of such provision or the right of such Party to enforce such provision or any other provision.

               13.12  Authorization. This Agreement and any supplement to it
                      -------------
shall be binding on the parties only after acceptance by officers or authorized representatives of Altiris and Compaq.

               13.13  Publicity. All notices to third parties and all other
                      ---------
publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other Party; however, this approval shall not be unreasonably withheld.

               13.14  Drafter. No Party will be deemed the drafter of this
                      -------
Agreement, which Agreement will be deemed to have been jointly prepared by the parties. If this Agreement is ever construed, whether by a court or by an arbitrator, such court or arbitrator will not construe this Agreement or any provision hereof against any Party as drafter.

               13.15  Execution. This Agreement may be executed in duplicate
                      ---------
originals, all of which shall constitute one and the same agreement. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first stated above.


Altiris, Inc.                                Compaq Computer Corporation


By:   /s/ Rob Wellman                        By:  /s/ Jim Robinson
      ---------------------------------           ------------------------------
Print Name: Rob Wellman                      Print Name: Jim Robinson
            ---------------------------                  -----------------------
Title: VP Strategic Alliance                 Title: Director
       --------------------------------             ----------------------------
Date: August 21, 2001                        Date: 8/8/01
      ---------------------------------            -----------------------------

                                    EXHIBIT A

                                    SCHEDULES

Schedule 1.2: Licensed Software

     The components listed below are the current planned components for the Licensed Software. However, Altiris may, at its discretion, modify, remove, replace or add to the following list of components, so long as with respect to any component that is used to deploy or redeploy the Compaq Products the functionality is substantially similar with respect to the Compaq Products.

     1.   Altiris eXpress Deployment Server Description

     This is a high-level description of the eXpress Deployment Server product as it exists prior to modifications planned in Quick Silver [*] , where functionality will be extended to provide support for client servers.

     Altiris eXpress Deployment Server consists of the following components:

     .         Console
     .         Server
     .         Control Panel applet
     .         SQL7 MSDE database engine
     .         PXE Server package
     .         Aclient
     .         Bootworks
     .         Remote Client Install Utility
     .         RapiDeploy components
     .         Boot Disk Creator
        - Bootworks install (DOS and NT)
        - MS Client and drivers (pre-unpacked)
        - NetX client and drivers (pre-unpacked)
        - Client 32 and drivers (pre-unpacked)
        - Appropriate boot records

        . SIDgen
        . AutoImager
        . Image Explorer
        . FIRM
        . IB Client
        . IB Master

_____________________________

     *This provision is the subject of a Confidential Treatment Request.

        . IB Reader
     .         RapidInstall 3.0
     .         License.exe
     .         Documentation for all components, including:
        . Getting Started Guide
        . User Guide
        . Help files

Description of the Components

The Console provides an interface for hands-free deployment and management of Windows 9x, Me, NT, 2000, and XP (beta 2) PCs.

The Server controls communication between the client PCs, the Console, and the Database.

The Deployment Server Control Panel Applet is a utility added to the Windows Control Panel and allows administration of the Server component.

The Database, which is a MS SQL 7, 2000, or MSDE database, stores information regarding client PC properties, history, and current state, along with Deployment Server events.

The PXE Server, which works in conjunction with DHCP, allows client PCs that support PXE (Preboot eXecution Environment) to connect to the network and carry out tasks before the OS loads. It also supports BIS (Boot Integrity Services) which uses signed certificates for security reasons to ensure that clients do not connect to a rogue PXE server.

Aclient, the eXpress Windows client, resides on client PCs. It returns device properties to the Database and allows the eXpress Deployment Server to communicate with and control the devices. It also provides administrator rights for carrying out commands that would require an administrator if executed directly on the device.

Bootworks, the eXpress DOS client, resides on client PCs that do not support PXE. It provides clients the ability to connect to the network before the OS loads, so that imaging and other DOS-level tasks can execute. It is also used (alone or in conjunction with PXE) to provide communication between the Deployment Server and the client PC.

Remote Client Install Utility enables administrators to install the Altiris clients on NT and 2000 PCs without visiting each one.

RapiDeploy is the brand name of the Licensed Software feature that shares the technology used by eXpress Deployment Server to clone the contents of PC or server hard drives or partitions. It also includes technology for backing up and restoring the registry under DOS, and for changing the SID (NT security ID).

Boot Disk Creator is a utility integrated into eXpress Deployment Server (as well as other Altiris products), which allows users to create and edit network boot disks or PXE images.

RapidInstall is the brand name of the Licensed Software feature that shares the technology used by eXpress Deployment Server to create packages (RIPs) for distributing software changes (such as drivers, applications, patches, etc.) to client PCs.

License.exe provides the mechanism for licensing the various technologies.

                                  Schedule 1.3

                                      [*]


_____________________________

     *This provision is the subject of a Confidential Treatment Request.

                                 Schedule 8.6(f)

                              Excluded Source Code

                                                                                     Restrictions
                                                                                     ------------
Objective Toolkit by Stingray 6.01                                                       Both
         source: www.stingray.com
WDosx (DOS extender)                                                                     Both
         source: www.wuschel.demon.co.uk
STLPort (STL Libraries) 3.12.3 & 4.0                                                     Both
         source: www.stlport.com
LZS221 Compression libraries                                                             Both
         source: www.hifn.com
Zinc (Cross platform Libraries)                                                          Both
         source: www.windriver.com/products/html/zinc6_ds.html
Novell DOS Client Software                                                               Both
         source: Novell Inc.
Microsoft DOS Client Software                                                            Both
         source: Microsoft, Inc.
Intel PXE                                                                                Both
         source: Intel
CDSA and BIS                                                                             Both
         source: www.SourceForge.com
Microsoft Platform SDK and DDK                                                           Both
         source: Microsoft
Wattcom 11.0b compiler for Dos Stuff                                                     Both
Microsoft MSDE version 7
         source: Microsoft
InstallShield Professional 5.5 (and updates) (and international pack)                    Both
         source: www.installshield.com
                 ---------------------
InstallShield Professional 6.0 (and updates) (and international pack)                    Both
         source: www.installshield.com
                 ---------------------
InstallShield Windows Installer Edition 2.0                                              Both
         source: www.installshield.com
                 ---------------------
Windows 2000 SDK                                                                         Both
         source: www.microsoft.com
                 -----------------
WMI SDK                                                                                  Both
         source: www.microsoft.com
                 -----------------
Windows 2000 DDK                                                                         Both
         source: www.microsoft.com
                 -----------------

                                    EXHIBIT B

                    TO THE LICENSE AND DISTRIBUTION AGREEMENT

       Transactions performed under the Statement of Work (SOW) set forth below will be conducted in accordance with and be subject to the terms and conditions of this SOW and this Agreement. Compaq shall have the right to duplicate, use, or disclose the information to the extent provided by the contract. This restriction does not otherwise limit any of Compaq's confidentiality obligations pursuant to this Agreement. In the event there is a conflict of terms or definitions between this Agreement and this Exhibit, the terms contained herein shall have precedence only as they pertain to this Exhibit. In the event there is a conflict of terms or definitions between this Agreement and this Exhibit, the terms contained herein shall have precedence only as they pertain to this Exhibit.

                                   QUICKSILVER

                                STATEMENT OF WORK





                             Confidentiality Notice

   Contents of this document are confidential in nature and shall not be revealed to any party other without prior explicit written permission of Compaq Computer Corporation and Altiris Corporation.

                                      [*]





_________________________

     *This provision is the subject of a Confidential Treatment Request.

                                    EXHIBIT C

                                     TO THE
                       LICENSE AND DISTRIBUTION AGREEMENT

                                CO-MARKETING LIST

       Within sixty (60) days of execution of this Agreement, both parties mutually agree to jointly plan, define, and execute marketing programs in order to promote Compaq products and Joint Products. Such programs and activities may include subject to this Agreement of the parties, but are not limited to, the following:

Potential Compaq Activities:
---------------------------

   . Recommend, promote and package Altiris eXpress as part of ProLiant rapid deployment solution

   . Drive acceptance and availability of the Licensed Software to the broader Industry Standard Server Marketplace

   .  Provide Project Lead for development activities

   .  Provide Project Lead for Go To Market activities

   . Assign dedicated program management and product marketing resources to the Licensed Software

   .  Install the Licensed Software in Compaq demo centers

   . Provide field marketing and pre-sales support in predefined markets plus in Technology Centers and/or joint customers

   .  Promote Altiris as one of its leading platform choices

   .  Use/recommend Altiris IT product for hosting engagements

   .  Use/recommend Altiris IT product to Compaq engagements

   . Permit Altiris to include on Altiris' web site(s), hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of Compaq's web site(s) designated by Compaq, and in a prominent place on the www.compaq.com /ALTIRIS(?) web home page
                                  --------------
      include hypertext links (whether in graphical, text or other format)
      enabling "point and click" access to such portions of such ALTIRIS web site(s) designated by ALTIRIS.

   .  Promote Altiris as the preferred server deployment and management solution

   . Allow some marketing material either in the server box or in the Joint Product itself promoting Altiris and some fee-based solutions to which both parties mutually agree

Potential Altiris Activities:
----------------------------

   . Recommend, promote and package Compaq Product as part of Altiris' rapid deployment solution

   .  Provide Project Lead for development activities

   .  Provide Project Lead for Go To Market activities

   . Assign dedicated program management and product marketing resources to Compaq products

   .  Provide a press release within thirty (30) days of signed agreement

   . Provide a training and or certification program for Compaq's consulting and field sales professionals on the platform

   .  Promote Compaq as the preferred platform choice

   .  Use/recommend Compaq SP partners for hosting engagements

   .  Use/recommend Compaq IT infrastructure to Altiris engagements

   . Promote Compaq as one of its leading platform partners and the preferred hardware vendor for those customers requiring mainframe strength, reliability, scalability and time-to-market advantages

   . Permit Compaq to include on Compaq's web site(s), hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of Altiris' web site(s) designated by Altiris, and in a prominent place on the www.altiris.com\compaq(?) web home page include
                             ---------------
      hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of such Compaq's web site(s) designated by Compaq

   . Compaq may promote Altiris as the preferred server deployment and management solution. Compaq may allow some marketing material either in the server box or in the Joint Product itself promoting Altiris and some fee-based solutions to which both parties mutually agree.

Potential Joint Activities:
--------------------------

      Compaq and Altiris may hold quarterly meetings to review the progress of the relationship created by this Agreement. Such reviews may include discussion of the following topics:

   .  Relationship status

   .  Top 20 opportunities

   .  Joint marketing programs

   .  Shipment status

   .  Roadmap

   . Procedures for executive escalation for any disagreements between the parties and any current, potential problems between the parties

   .  Marketing development

Both parties may:

   . Work together to produce marketing collateral and white papers for inclusion in ActiveAnswers

   .  Conduct regular telemarketing, demand, and lead generation programs

                                    EXHIBIT D

                                     TO THE
                       LICENSE AND DISTRIBUTION AGREEMENT

                               "Escrow Agreement"

                        MASTER PREFERRED ESCROW AGREEMENT

                           Master Number     0112162
                                         ---------------

     This agreement "Agreement" is effective April 26, 2001 among DSI Technology
                                                   --
Escrow Services, Inc. ("DSI"), Altiris, Inc. ("Depositor") and any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties").

     A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as the "License Agreement").

     B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

     C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

     D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

     E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

                                   ARTICLE I

                                    DEPOSITS

     1.1  Obligation to Make Deposit. Upon the signing of this Agreement by the
          --------------------------
parties, including the signing of the Acceptance Form, and Exhibit D naming the Deposit Account, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary, DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

     1.2  Identification of Tangible Media. Prior to the delivery of the Deposit
          --------------------------------
Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

     1.3  Escrow Account Name Identification. Subject to this Article 1, and at
          ----------------------------------
the time Depositor makes the initial deposit with DSI in accordance with Section
1.2 above, Depositor shall complete and sign Exhibit D naming the initial deposit/account. Any new deposits referencing new account names made subsequent to the signing of this Agreement, intended by the Depositor to be held in a separate account and maintained separately from the initial account, but made a part of this Agreement, shall be provided for by the Depositor on Exhibit E, and Exhibit E shall be signed by the Depositor and DSI.

     1.4  Deposit Inspection. When DSI receives the Deposit Materials and
          ------------------
Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.7 below.

     1.5  Acceptance of Deposit. At completion of the deposit inspection, if DSI
          ---------------------
determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will
(a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

     1.6  Depositor's Representations. Depositor represents to DSI as follows:
          ---------------------------

          Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

          With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

          The Deposit Materials are not subject to any lien or other encumbrance;

          The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

          The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

     1.7  Verification. Preferred Beneficiary shall have the right, at Preferred
          ------------
Beneficiary's expense, to cause a verification of any Deposit Materials that have been delivered by Depositor to DSI pursuant to this Agreement. Preferred Beneficiary shall notify Depositor and DSI in writing of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Only DSI may perform the verification.

     1.8  Deposit Updates. Unless otherwise provided by the License Agreement,
          ---------------
Depositor shall update the Deposit Materials within 60 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.5 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

     1.9  Removal of Deposit Materials. The Deposit Materials may be removed
          ----------------------------
and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                                  1. ARTICLE 2

                     2. CONFIDENTIALITY AND RECORD KEEPING

     2.1  Confidentiality. DSI shall maintain the Deposit Materials in a secure,
          ---------------
environmentally safe, locked facility which is accessible only to authorized representatives of DSI and shall protect the confidentiality of the Deposit Materials. Except as expressly provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; however, DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.)

     2.2  Status Reports. DSI will, at no additional charge, issue to Depositor
          --------------
and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

     2.3  Audit Rights. During the term of this Agreement, Depositor and
          ------------
Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                                  3. ARTICLE 3

                             GRANT OF RIGHTS TO DSI

     1.1  3.1 Title to Media. Depositor hereby transfers to DSI the title to the
              --------------
media upon which the proprietary technology and materials are written or stored; however, the use of such media is strictly governed by this Agreement. Further, Depositor does not transfer any ownership of any other tangible or intangible property, including, without limitation, the proprietary technology and materials contained on the media and any copyright, trade secret, patent or other intellectual property rights associated with such technology and materials. DSI acknowledges that any such copyrights, trade secrets, patent rights and other intellectual property in or to such proprietary technology and materials are and will remain the exclusive property of Depositor and/or Depositor's licensor(s), if any.

     3.2  Right to Make Copies. DSI shall have the right to make copies of the
          --------------------
Deposit Materials as reasonably necessary to perform this Agreement. DSI shall accurately copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

     3.3  Right to Transfer Upon Release. Depositor hereby grants to DSI the
          ------------------------------
right to transfer Deposit Materials to Preferred Beneficiary only upon the occurrence of a Release Condition (as defined in Section 4.1) and the complete satisfaction of all other release terms and conditions set forth in Sections 4.2, 4.3 and 4.4. Upon such release, Preferred Beneficiary may use the Deposit Materials only as permitted in accordance with Section 4.5. Except upon such a release, DSI shall not transfer the Deposit Materials. Notwithstanding anything in this Agreement to the contrary, Preferred Beneficiary is not entitled to receive any Deposit Materials that correspond to versions of Depositor's software products that are not licensed or provided by Depositor to Preferred Beneficiary under the License Agreement (e.g. if the Deposit Materials correspond to versions 1.0 and 2.0 of a software product, but only version 1.0 was licensed to the Preferred Beneficiary under the License Agreement, then Preferred Beneficiary is only entitled to a release of the Deposit Materials that corresponds to version 1.0). Preferred Beneficiary shall include in its notice under Section 4.2 below a statement specifically identifying the Deposit Materials (including the specific version(s) of software) to which it is entitled.

                                  4. ARTICLE 4

                               RELEASE OF DEPOSIT

     4.1  Release Conditions. As used in this Agreement, "Release Condition"
          ------------------
shall mean the following:

               (a) Depositor's failure to carry out obligations imposed on it pursuant to the License Agreement, which failure entitles Preferred Beneficiary to the Deposit Materials under the express terms of the License Agreement.

     4.2  Filing For Release. If Preferred Beneficiary believes in good faith
          ------------------
that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials by Exhibit B number. (The Exhibit B number is found on the bottom right-hand corner of the Ex. B). Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

     4.3  Contrary Instructions. From the date DSI mails the notice requesting
          ---------------------
release of the Deposit Materials, Depositor shall have 15 business days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured, or that Preferred Beneficiary's request for release by Exhibit B number is otherwise not accurate. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the

Section 7.3. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court.

     4.4  Release of Deposit. If DSI does not receive Contrary Instructions from
          ------------------
the Depositor within the above-referenced 15 business day period, DSI is authorized (subject to Section 3.3 above) to release the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.

     4.5  Right to Use Following Release. Unless otherwise provided in the
          ------------------------------
License Agreement, upon release of the Deposit Materials in accordance with this
Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials solely in the manner and for the sole purpose specified in the License Agreement, or if not so specified, Preferred Beneficiary will have the right to use the Deposit Materials only to the extent necessary to continue exercising its rights under the terms and subject to the conditions expressly set forth in the License Agreement. Preferred Beneficiary shall be obligated in any event to strictly maintain the confidentiality of the released Deposit Materials, which obligation will survive expiration or termination of this Agreement and the License Agreement.

                                  5. ARTICLE 5

                              TERM AND TERMINATION

     5.1  Term of Agreement. The initial term of this Agreement is for a period
          -----------------
of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) Preferred Beneficiary instructs DSI in writing that the Agreement is terminated as it relates to Preferred Beneficiary; or (c) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

     5.2  Termination for Nonpayment. In the event of the nonpayment of fees
          --------------------------
owed to DSI, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

     5.3  Termination by Resignation. DSI reserves the right to terminate this
          --------------------------
Agreement, for any reason, by providing Depositor and Preferred Beneficiary with 60-days' written notice of its intent to terminate this Agreement. Within the 60-day period, the Depositor and Preferred

Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with
Section 5.4.

         5.4 Disposition of Deposit Materials Upon Termination. Subject to the
             -------------------------------------------------
foregoing termination provisions, and upon termination of this Agreement. DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4. Upon Depositor's request, DSI agrees, in the event it destroys the materials as permitted herein, to certify such destruction in writing.

         5.5 Survival of Terms Following Termination.  Upon termination of this
             ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

                 (a) Depositor's Representations (Section 1.6);

                 (b) The obligations of confidentiality with respect to the Deposit Materials;

                 (c) The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

                 (d) The obligation to pay DSI any fees and expenses due;

                 (e) The provisions of Article 7; and

                 (f) Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

                                  6. ARTICLE 6

                                   DSI'S FEES

         6.1 Fee Schedule. DSI is entitled to be paid its standard fees and
             ------------
expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 60 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

         6.2 Payment Terms. DSI shall not be required to perform any service
             -------------
unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

                                  7. ARTICLE 7

                             LIABILITY AND DISPUTES

         7.1 Right to Rely on Instructions. DSI may act in reliance upon any
             -----------------------------
instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

         7.2 Indemnification. Depositor and Preferred Beneficiary each agree to
             ---------------
indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, reasonable attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

         Notwithstanding the foregoing, as a condition to such indemnity, Depositor or Preferred Beneficiary, as the case may be (in either case, the "indemnifying party"), shall (i) receive from DSI prompt written notice of any claim for indemnity hereunder and copies of all documents and other information related to such claim, (ii) receive the reasonable assistance and cooperation of DSI in the defense of the claim, and (iii) have sole control over such defense, provided that the indemnifying party prosecute the defense of such claim with all reasonable diligence and keep DSI and its designated counsel, if any, apprised of the status of the case. The indemnifying party shall not have access to any of DSI's confidential or privileged information at any stage in the defense of any action without DSI's prior written consent. No such claim shall be settled by an indemnifying party without DSI's consent to the terms of any such settlement, which consent shall not be unreasonably withheld. Nothing herein will be construed to prohibit DSI from retaining and paying for its own legal counsel."

         7.3 Dispute Resolution. Any dispute relating to or arising from this
             ------------------
Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

         7.4 Controlling Law.  This Agreement is to be governed and construed in
             ---------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

         7.5 Notice of Requested Order.  If any party intends to obtain an order
             -------------------------
from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

                   (g) Give DSI at least two business days' prior notice of the hearing;

              (h) Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

              (i) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

                                  8. ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Entire Agreement. This Agreement, which includes the Acceptance
             ----------------
Form and Exhibits A, B, C, D and E described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, Exhibit C need not be signed by any party, Exhibit D need not be signed by Preferred Beneficiary or DSI and the Acceptance Form need only be signed by the parties identified therein.

         8.2 Notices. All notices, invoices, payments, deposits and other
             -------
documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

         8.3 Severability. In the event any provision of this Agreement is found
             ------------
to be invalid, voidable far unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

         8.4 Successors. This Agreement shall be binding upon and shall inure to
             ----------
the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

         8.5 Regulations. Depositor and Preferred Beneficiary are responsible
             -----------
for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

Depositor: Altiris, Inc.                    DSI Technology Escrow Services, Inc.

By:                                           By:
    __________________________________             _____________________________
Name:                                         Name:
      ________________________________              ____________________________
Title:                                        Title:
       _______________________________               ___________________________
Date:                                         Date:
      ________________________________              ____________________________

                                                                      EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                             Account Number     0112162
                                           ------------------
Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

____________________________________         ___________________________________
Depositor                                    Preferred Beneficiary

By:                                          By:
      ______________________________              ______________________________
Name:                                        Name:
      ______________________________               _____________________________
Title:                                       Title:
      ______________________________                ____________________________
Date:                                        Date:
      ______________________________               _____________________________

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _________________________________________________________

Account Number _________________________________________________________________

Product Name ____________________________________________ Version ______________
(Product Name will appear as Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity  Media Type & Size             Label Description of Each Separate Item
_______   Disk 3.5" or ______
_______   DAT tape ______mm
_______   CD-ROM
_______   Data cartridge tape ______
_______   TK 70 or ______ tape
_______   Magnetic tape ______
_______   Documentation
_______   Other __________________

PRODUCT DESCRIPTION:
Environment ____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes/No If yes, please include any passwords and the decryption tools.

Encryption tool name _________________________________ Version _________________
Hardware required ______________________________________________________________
Software required ______________________________________________________________
Other required information _____________________________________________________

I certify for Depositor that the above-described          DSI has inspected and accepted the above
Deposit Materials have been transmitted to DSI:           materials (any exceptions are noted above):

Signature ___________________________________________     Signature ___________________________________________
Print Name __________________________________________     Print Name __________________________________________
Date ________________________________________________     Date ________________________________________________
                                                          Exhibit B# __________________________________________

 Send materials to: DSI, 9265 Sky Park Court, Suite 202, San Diego, CA 92123
                                 (858) 499-1600

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                              Master Number         0112162
                                            ---------------------------


Notices and communications
should be addressed to:                    Invoices should be addressed to:
Company Name: Altiris, Inc.                Altiris, Inc.
Address:   355 South 520 West              355 South 520 West
           Lindon, UT 84042                Lindon, UT 84042
           U.S.A.                          U.S.A.
Designated Contact: Craig II. Christensen  Contact: Joel Johnson, Controller
Telephone: (801) 805-2734                  _____________________________________
Facsimile: (801) 226-8506                  P.O.#, if required: _________________
E-Mail:    cchristensen@altiris.com
Verification Contact: same as Designated Contact


Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices   Invoice inquiries and fee remittances
to DSI should be addressed to:             to DSI should be addressed to:
DSI Technology Escrow Services, Inc.       DSI Technology Escrow Services, Inc.
Contract Administration                    PO Box 45156
9265 Sky Park Court, Suite 202             San Francisco, CA 94145-0156
San Diego, CA 92123
Telephone: (858) 499-1600                  (858) 499-1636
Facsimile: (858) 694-1919                  (858) 499-1637
E-Mail:    ca@dsiescrow.com
Date: _______________________________________

                                                                       EXHIBIT D

                             NAME OF INITIAL ACCOUNT

                             Account Number           0112162
                                             ----------------------------

Altiris, Inc. ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.

The initial account will be referenced by the following name:

           Altiris Programs










Depositor:  Altiris, Inc.


By: ________________________________

Name: ______________________________

Title: _____________________________

Date: ______________________________

                                                                       EXHIBIT E

                            ADDITIONAL ESCROW ACCOUNT
                      TO MASTER PREFERRED ESCROW AGREEMENT

                              Master Number          0112162
                                            ---------------------------

                         New Account Number
                                            ---------------------------


_________________________ ("Depositor") has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.

Depositor desires that new Deposit Materials be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, DSI will establish a separate account for the new Deposit Materials. The new account will be referenced by the following name: _________________________

Depositor hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by Depositor and DSI will govern this account. The termination or expiration of any other account of Depositor will not affect this account.














____________________________________    DSI Technology Escrow Services, Inc.
Depositor

By: ________________________________    By: ____________________________________

Name: ______________________________    Name: __________________________________

Title: _____________________________    Title: _________________________________

Date:  _____________________________    Date:  _________________________________

                              PREFERRED BENEFICIARY
                                 ACCEPTANCE FORM

                             Account Number        0112162
                                            -----------------------

Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledges that ________________________ is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective __________, 20___ with DSI as the escrow agent and ___________________ as the
Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Depositor hereby enrolls Preferred Beneficiary to the following account(s):
Account Name                            Account Number
------------                            --------------
__________________________________      __________________________________
__________________________________      __________________________________
__________________________________      __________________________________



Notices and communications to Preferred
Beneficiary should be addressed to:     Invoices should be addressed to:
Company Name: ____________________      __________________________________
Address: _________________________      __________________________________
         _________________________      __________________________________
         _________________________      __________________________________
Designated Contact:_______________      Contact: _________________________
Telephone: _______________________      __________________________________
Facsimile: _______________________      P.O.#, if required: ______________
E-Mail: __________________________






__________________________________      __________________________________
Preferred Beneficiary                   Depositor

By: _______________________________     By: ______________________________

Name: _____________________________     Name: ____________________________

Title: ____________________________     Title: ___________________________

Date: _____________________________     Date: ____________________________



DSI Technology Escrow Services, Inc.
------------------------------------

By: _______________________________

Name: _____________________________

Title: ____________________________

Date: _____________________________

                              PREFERRED BENEFICIARY

                                 ACCEPTANCE FORM

                             Account Number 0112162
                                            -------

Altiris, Inc. ("Depositor") and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that Compaq Computer Corporation is a Preferred Beneficiary as referred to in the Master Preferred Escrow Agreement effective April 26, 2001. As such, Compaq Computer Corporation (hereinafter "Preferred Beneficiary") hereby agrees to be bound by all provisions of such Agreement except to the extent such provisions are amended or supplemented below.

The amendments set out below apply only to the Master Preferred Escrow Agreement as it relates to the License and Distribution Agreement entered into on August 21, 2001, as amended by the Amendment thereto dated December 20, 2001 (collectively, the "License Agreement"), by and between Depositor and Preferred Beneficiary. The sections set out below of the Master Preferred Escrow Agreement (Master Number 0112162) are amended and/or supplemented to provide as follows:

     Section 1.1 is amended to read as follows:

     1.1  Obligation to Make Deposit. Depositor shall deliver to DSI a desktop
          --------------------------
     personal computer, two (2) sets of six (6) compact discs that are images of the Altiris build system, and written instructions on how to log on to the machine, restore the images, run the build process, and verify the completed build. The computer, the two (2) sets of compact discs, and the written instructions shall be deemed the Initial Deposit (as that term is defined in the License Agreement). The contents of the compact discs will include (1) the entire source code for version 5.5 build 89 of the Altiris eXpress Deployment Server, including Excluded Source Code (as that term is defined in the License Agreement), which Preferred Beneficiary has obtained the right to use in the event of a Release Condition occurring, (2) the tools (compilers, etc.) to build the source code, and (3) the script to build the source code. Before depositing and delivering the computer and any compact discs to DSI, Preferred Beneficiary shall have the right to verify the contents of the deposit and the script to build the source code and to verify that the source code placed on the compact discs builds a software program with the features and functions of the then-current version of the Licensed Software (as defined in the License Agreement). Preferred Beneficiary shall further have the right to be present as the deposit is being packaged and shipped by Depositor to DSI. For Excluded Source Code (as defined in the License Agreement), Depositor shall identify the Excluded Source Code and provide concurrently with the related deposit of Deposit Materials (as defined below) reasonable identification in writing to DSI of (i) the functionality provided by that Excluded Source Code, (ii) the restrictions to which it is subject, (iii) such third party's authentic contact information (which at a minimum will include a company name and may include a web site address, but could include phone, fax and email), (iv) sufficient instructions and any related documentation to allow DSI and, in the event a Release Condition occurs, Preferred Beneficiary to compile the Deposit Materials and build a software program with the features and functions of the then-current version of the Licensed Software (as defined in the License Agreement), and
     (v) all agreements authorizing Depositor to use such proprietary information, to the extent that the disclosure of such agreements does not violate any confidentiality obligations (such information to be specifically identified on Exhibit B). Depositor shall further deposit an updated Schedule 8.6(f) to the License Agreement, which Altiris covenants is a complete and accurate list of all Excluded Source Code with respect to the Initial Deposit. Concurrently with each deposit required to be made under the License Agreement or hereunder, Depositor covenants to provide Preferred Beneficiary with sufficient information to allow Preferred Beneficiary to contact third parties in order for Preferred Beneficiary to either license the use of or obtain each portion of Excluded Source Code. Depositor will reasonably assist Preferred Beneficiary, when requested, in obtaining either the Excluded Source Code from the third parties or the rights to use the Excluded Source Code. Depositor will review the portion of Excluded Source Code obtained by Preferred Beneficiary to ensure that such portion will provide the same functionality as the Excluded Source Code contained in the Licensed Software. Depositor shall deposit, along with the Initial Deposit and any remaining materials, the portion of Excluded Source Code which Preferred Beneficiary has obtained or has obtained the right to use and the information required to be disclosed hereunder (such Excluded Source Code, the Initial Deposit, the remaining materials deposited pursuant to Section 8.6(a) of the License Agreement, and the information required to be disclosed and deposited hereunder being collectively referred to as the "Deposit Materials"). Notwithstanding the foregoing, Depositor's obligations with respect to Excluded Source Code and/or providing third party information relating to the Excluded Source Code will always be subject to Depositor's confidentiality and any other obligations to the relevant third party or parties.

     Section 1.2 is supplemented to add the following:

     Depositor shall also list on Exhibit B any information required to be identified pursuant to Section 1.1 above, to the extent Depositor may do so without violation of any obligations to the relevant third party or parties.

     Section 1.7 is amended to read as follows:

     1.7  Verification. At the Preferred Beneficiary's option and request, DSI
          ------------
     shall perform a Level 1 or 2 verification (as referenced in the attachment) of the Deposit Materials upon the initial deposit and/or for each update. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification and only DSI may perform the verification. Upon such request, the Parties may enter into a separate proposal agreement. Regardless of whether Preferred Beneficiary seeks verification by DSI, Depositor covenants and agrees to provide to DSI complete responses to DSI's Escrow Deposit Questionnaire. When DSI performs a verification, DSI will prepare and deliver to Depositor and Preferred Beneficiary a report documenting the verification procedure and the results of the verification. It shall be the responsibility of the Depositor, and not DSI, to ensure that the Deposit Materials contain the information required to be placed in escrow by the License Agreement and this Agreement, as amended and supplemented. Moreover, it shall be the responsibility of the Depositor, and not DSI, to ensure that any materials necessary for a successful verification are provided. It shall, however, be the responsibility of Preferred Beneficiary, with Depositor's reasonable assistance, to provide Depositor with the right for Preferred Beneficiary to use the Excluded Source Code. Preferred Beneficiary shall pay all of the reasonable fees and other reasonable expenses of DSI incurred as a result of its request for verification and the verification process unless the Deposit Materials and any additional materials provided by Depositor are found to be incomplete or otherwise deficient in some material respect (for reasons other than Preferred Beneficiary's failure to provide either the Excluded Source Code or the right to use the Excluded Source Code) in which event Depositor shall pay all such reasonable fees and expenses. If DSI is unable to successfully verify the Deposit Materials, Depositor and Preferred Beneficiary shall use reasonable efforts to provide any further information, materials or assistance to DSI to achieve a successful verification. Verification of the Initial Deposit will be deemed successful if DSI is able to use the written instructions deposited by Depositor to compile and verify the deposited source code, the build tools and build scripts using the compact discs deposited by Depositor on the personal computer and verify the expected results.

     Depositor warrants that DSI's performance of any verification services, using any materials supplied by Depositor, is lawful and does not violate the rights of any third parties. Preferred Beneficiary warrants that DSI's performance of any verification services using any Excluded Source Code supplied by Preferred Beneficiary or in reliance on rights obtained by Preferred Beneficiary, is lawful and does not violate the rights of any third parties.

     Section 1.8 is amended and supplemented to add the following:

     1.8  Deposit Updates. Depositor shall update the Deposit Materials by
          ---------------
     depositing Updates/Maintenance Releases and New Releases (as those terms are defined in the License Agreement) in accordance with 8.6(a) of the License Agreement within [*] following commercial release, either generally [*]. These Updates/Maintenance Releases and New Releases shall be made by depositing compact discs containing the source code (including the Excluded Source Code for which Preferred Beneficiary has obtained the rights to use upon the event of a Release Condition occurring). Depositor will further deposit the tools (compilers, etc.), including Excluded Source Code for which Preferred Beneficiary has obtained the rights to use upon the event of a Release Condition occurring, to build the source code for each Updates/Maintenance Releases and New Releases and the script to build the source code for each Updates/Maintenance Releases and New Releases. Such Updates/Maintenance Releases and New Releases will be added to the existing deposit. All Updates/Maintenance Releases and New Releases will be subject to the obligations set out in Section 1.1 above, provided, however, that the applicable source code to be deposited is the source code for the particular Updates/Maintenance Releases and New Releases. All deposit Updates/Maintenance Releases and New Releases shall be listed on a new Exhibit B

____________________________

  *This provision is the subject of a Confidential Treatment Request.

     and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit Updates/Maintenance Releases and New Releases shall be in accordance with Sections 1.1 through 1.7 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any such Updates/Maintenance Releases and New Releases.

     The Release Conditions in Section 4.1 are replaced with the following:

     4.1  Release Conditions. As used in this Agreement, "Release Condition"
          ------------------
          shall mean the following:

     a. If prior to the expiration or termination of the Initial Term (as defined in the License Agreement) of the License Agreement,

          (1) (i) Depositor files a petition in or is subject to any proceeding relating to insolvency or bankruptcy, or permits the appointment of a trustee in bankruptcy, and that petition, proceeding or appointment is not dismissed within ninety (90) days thereafter; or is voluntarily or involuntarily wound up, liquidated or dissolved,
               AND
               (ii) Depositor breaches its obligations to provide support and/or Updates/Maintenance Releases (as defined in the License Agreement) under the License Agreement and does not cure that breach for thirty (30) days after receipt of notice of the breach from Preferred Beneficiary; provided that if the breach has been cured as of the expiration of the ninety (90) days set forth above (whether before or after the filing of the petition), then no Release Condition will be deemed to have occurred; or

          (2) (i) [*] (or any of their respective successors or Affiliates (as defined in the License Agreement)) directly or indirectly (x) acquires Depositor, including through the purchase of Depositor securities having 50% or more of the votes for the election of directors, or by the purchase of substantially all of the assets of Depositor, (y) merges, consolidates or combines with or into Depositor or its Affiliates (as defined in the License Agreement), or (z) acquires the ownership of, or rights tantamount to ownership of, the source code of the Licensed Software (as defined in the License Agreement),
               AND
               (ii) Preferred Beneficiary elects to terminate the License Agreement pursuant to Section 11.4 of the License Agreement.

____________________________

  *This provision is the subject of a Confidential Treatment Request.

Depositor hereby enrolls Preferred Beneficiary to the following account(s):


     Account Name                              Account Number
     ------------                              --------------
     ________________________________          _________________________________

     ________________________________          _________________________________

     ________________________________          _________________________________

     Notices and communications to Preferred

     Beneficiary should be addressed to:       Invoices should be addressed to:

     Company Name:
              Compaq Computer Corp.            Altiris, Inc.
     Address: 20555 SH 249                     355 South 520 West
              Houston, Texas 77070-2698        Lindon, Utah 84042


     Designated Contact:_____________          Contact:_________________________

     Telephone:______________________          _________________________________

     Facsimile:______________________          P.O. #, if required:_____________

     E-Mail:________________________


     Invoices for verification services should be addressed to:


     Company Name: Compaq Computer Corp.
     Address:      20555 SH 249
                   Houston, Texas 77070-2698

Designated Contact:____________

Telephone:_____________________

Facsimile:_____________________

E-Mail:________________________
                                                                             -5-

     By signing below each of the undersigned consent to the amendments and modifications to the Master Preferred Escrow Agreement set out above:


     Compaq Computer Corporation                Altiris, Inc.
     --------------------------------------     --------------------------------

     Preferred Beneficiary                      Depositor


     By:___________________________________     By:_____________________________

     Name:_________________________________     Name:___________________________

     Title:________________________________     Title:__________________________

     Date:_________________________________     Date:___________________________


     DSI Technology Escrow Services Inc.
     -----------------------------------


     By:___________________________________

     Name:_________________________________

     Title:________________________________

     Date:_________________________________

                                                                             -6-